INTRA-CITI SERVICE AGREEMENT ("ICSA")
This ICSA is entered into as of the date hereof, by and between the Service Provider and the Customer designated herein (collectively, the "Parties").  The Parties acknowledge they are entering into this ICSA pursuant to the provisions of the General Terms and Conditions for Intra-Citi Services Agreements (Effective Date: September 1, 2007, as amended) (the "GTC").  The Parties further acknowledge and agree that the provisions of the GTC and the provisions of each Country Addendum ("CA") and Performance Level Standards Document ("PLSD") that is applicable to the Services contemplated by this ICSA are hereby incorporated by reference and shall apply to this ICSA as though such provisions were set forth herein in their entirety.

SECTION I. AGREEMENT OVERVIEW
1. ICSA# / Identifier 1	COT-CTINAUS1
Check Box CGICS / Non CGICS (Check One only)
2. ICSA Service Description: (skip to SECTION II if CGICS box checked at right)	CGICS	Non CGICS
Note: A check mark in the CGICS box at left, evidences that the Parties have agreed that the product and service description and pricing posted on the CGICS intranet site (as amended from time-to-time to reflect Services performed on or after the Effective Date) is incorporated into this ICSA.

3. Detailed Services Description: (Required if non CGICS box checked in Item 2.)	See attached PLSD and Product Rate Card.
SECTION II. CONTACT NAMES (i.e., CFO, Director of Finance, Treasurer, etc)
1a. Customer Contact Name 2	Joseph Guage	1b. Service Provider Contact Name 3	Reuven Hahn (CTI); Andre Paggiaro/Minerva Dimartino (Category II)
SECTION III. PARTIES INVOLVED (See Legal Vehicle Organization Structure (LVOS) for Legal Vehicle listing) http://www.citigroup.net/citigroupbusinessservices/citifinance/lvos/
1a. Customer Legal Vehicle Name	The Student Loan Corporation	1b. Service Provider Legal Vehicle Name	Citigroup Technology, Inc.
2a. Customer Legal Vehicle Location (Country) 4	United States	2b. Service Provider Legal Vehicle Location (Country) 5	United States
(If Legal Vehicle in 1.a. has foreign branches, insert Country of consumption of the Services)	750 Washington Blvd. Stamford, CT 06901	(If Legal Vehicle in 1.b. has foreign branches, insert Country in which Services rendered)	1919 Park Avenue Weehawken, NJ 07086
3a. Customer FRS BU #(s) (Includes, but is not limited to, the FRS BU#(s) identified here) 6	12652	3b. Service Provider FRS BU # (s) (Includes, but is not limited to, the FRS BU#(s) identified here) 7	13150, 13151, 13152, 13153, 17519, 17554
SECTION IV. PRICING (Skip to SECTION V if CGICS box checked in Item 2 of SECTION I.)
1. Arm's Length Pricing Method Selected (select one) 8	Cost Cost Plus Mark up Other	If "Other", please describe
All CO&T services (Cat 1 and Cat 2) performed in the US are charged at cost, except those services performed in the US by CATE; CATE services performed in the US (Cat 1 and Cat 2) are charged at cost plus 10%.

See attached Product Rate Card.

2.Unit of Measure/Volume (if applicable)	See attached Product Rate Card.
3.Unit Cost (if applicable)	See attached Product Rate Card.
SECTION V. PAYMENT (OPTIONAL)
1. Timing (frequency of cash settlement) 9	Monthly
2. Type of Currency	USD
3. Payment Booking Details (Customer)	Select Payment Type (Choose either Cost Center with Corp Code or DDA/Staar# with Staar Contact)
Cost Center with Corp Code 10	DDA / STAAR # 11	Business Unit # (BU) 12	FRS G/L Account # 13	ICE Code 14
Reference	Corp Code - 01401 Cost Center – Multiple Cost Centers	12652	Multiple G/L Accounts	90020
4. Payment Booking Details (Service Provider)	Select Payment Type (Choose either Cost Center with Corp Code or DDA/Staar# with Staar Contact)
Cost Center with Corp Code 15	DDA / STAAR # 16	Business Unit # (BU) 17	FRS G/L Account # 18	ICE Code 19
Reference	Corp Code –00041 Cost Center – Multiple Cost Centers	13150, 13151, 13152, 13153, 17519, 17554	Multiple G/L Accounts	90063
SECTION VI. OTHER PROVISIONS
1. Amendments to GTC, CAs, and PLSDs .  The Parties acknowledge that the GTC and applicable CAs and PLSDs may be amended/updated from time-to-time and understand that any amended GTC, CA, or PLSD will be identified and posted to the CGICS Intranet Site.  The Parties agree to be bound by any amended GTC, CA or PLSD.

2.  Except to the extent prohibited by a CA applicable to this ICSA, the Services covered hereunder may be subcontracted or outsourced to another Citi affiliate and any such Citi affiliate shall be subject by the terms of any CA that applies to these Services.

3. Other Term 1 above is modified to provide that: (i)Customer will be given reasonable advance notice of all proposed changes to the GTC/PLSD prior to the proposed effective date(s); and (ii) Customer has the right to propose specific modifications to be applicable to Custmer in connection with any proposed substantive or material change(s) to the GTC/PLSD.

4.  Section 3.2 of the GTCs is hereby modified to provide that neither party will provide less than 18O days prior written notice of termination to the other in event of termination for convenience.

SECTION VII APPROVAL
IN WITNESS WHEREOF, the Parties hereto, through their duly authorized officers, have executed this ICSA.
Customer	Service Provider
Signature:
Print Name:	Joseph Guage	Reuven Hahn
Title:	Chief Financial Officer	Senior Vice President
Signature:
Print Name:	Janice Stiles
Title:
Date:
Effective Date: 20	August 1, 2010

1    PF60556: Section I, Item 1: (ICSA#/Identifier   The ICSA#/Identifier is a unique identifier for the ICSA that can be established by any Service Provider to track its inventory of ICSAs. This # can be systemically generated or generated based on a numbering system established by the Service Provider.

2    RG10760:  Identify the individual responsible for handling Legal Vehicle accounting and/or billing relating to the Services covered in this ICSA.

3    RG10760:  Identify the individual responsible for handling Legal Vehicle accounting and/or billing relating to the Services covered in this ICSA.

4    RG10760:• “Legal Vehicle” includes Citi and any of its subsidiaries or affiliates that are formed under the laws and regulations of the U.S. or political subdivisions thereof, foreign nations or other governmental jurisdictions.  For this purpose a foreign branch or representative office of a legal entity is treated as a separate Legal Vehicle.  In addition, for purposes of the Legal Vehicle Management Policy (“LVMP”), the GTC and this ICSA, where a legal entity (e.g., Citibank, N.A., Citibank International PLC or Citigroup Global Markets Limited) has branches and/or representative offices outside of the country in which it is organized, all of the branches and representative offices of that Legal Vehicle in a particular country shall be treated as one Foreign Branch.  (See the Citigroup LVMP, found at http://www.citigroup.net/finance/ccf/controller/pmo/index_lvmp.htm).

5    RG10760:• “Legal Vehicle” includes Citi and any of its subsidiaries or affiliates that are formed under the laws and regulations of the U.S. or political subdivisions thereof, foreign nations or other governmental jurisdictions.  For this purpose a foreign branch or representative office of a legal entity is treated as a separate Legal Vehicle.  In addition, for purposes of the Legal Vehicle Management Policy (“LVMP”), the GTC and this ICSA, where a legal entity (e.g., Citibank, N.A., Citibank International PLC or Citigroup Global Markets Limited) has branches and/or representative offices outside of the country in which it is organized, all of the branches and representative offices of that Legal Vehicle in a particular country shall be treated as one Foreign Branch.  (See the Citigroup LVMP, found at http://www.citigroup.net/finance/ccf/controller/pmo/index_lvmp.htm).

6    PF60556:Section III.  FRS BU# - represents the BU ID used in the FRS system to identify legal vehicles and their associated split entities.  Can be obtained from regional/local  financial controller

7    PF60556: Section III.  FRS BU# - represents the BU ID used in the FRS system to identify legal vehicles and their associated split entities.  Can be obtained from regional/local  financial controller

8    RG10760: The Tax Department should be consulted to assist in determining the best arm's -length pricing method

9    Monthly, Qtrly, Semi-annual, etc

10    ie.: Corp Code 00031 Expense code 12345

11    Cash account - Bank account number not FRS account number

12    5 Digit FRS BU #

13    Use P&L account

14    ie: 90020, 90040, 90060, 90061,  90062, 90063, 90070, 90080, 90090, 90091, 90092 & 90093

15    ie. Corp Code 00031 Expense Code 12345

16    Cash account  - Bank account number not FRS account number

17    5 Digit FRS BU #

18    Use P&Laccount

19    ie: 90020, 90040, 90060, 90061, 90062, 90063, 90070, 90080, 90090, 90091, 90092 & 90093

20    RG10760: Insert date that this ICSA takes effect if different than signature Date above. This date field can also be used to identify the term of agreement, if required

General Terms and Conditions
FOR
INTRA-CITI SERVICES

Effective Date: September 1, 2007 Revised: March 31, 2010

These General Terms & Conditions for Intra-Citi Services (hereinafter, the “GTC”) are approved by Citigroup Inc. (“Citi”) for providing the contractual framework for business transactions pursuant to which any Affiliate(s) within the Citigroup Inc. group of legal vehicles provides services to any other Affiliate(s) within the Citigroup Incl group of legal vehicles.

1.           DEFINITIONS

1.1
Specific Words or Phrases.  For purposes of these GTC, each word or phrase listed below shall have the meaning designated.  Other words or phrases used in these GTC or any supplemental documents may be defined in the context in which they are used, and shall have the respective meaning there designated.

1.1.1
“Affiliate” means and includes Citi. and each legal entity that is directly or indirectly controlled by Citi, where “control” means the ownership of, or the power to vote, at least twenty percent (20%) of the voting stock, shares or interests of the entity.

1.1.2
“Applicable Laws” means any applicable and valid federal, state, local, native or international law, rule, regulation, ordinance, code, directive, order, decree, determination, or treaty of any Government Body.

1.1.3	“CGICS Website” means the Citigroup Global Intercompany Chargeout System Website or any successor website.

1.1.4	“Customer” means with regards to each ICSA, as hereinafter defined,, the Affiliate(s) that will be receiving the Services (as specified in the ICSA).

1.1.5	“Force Majeure Event” means any circumstances beyond a Party’s reasonable control.

1.1.6	“Fully Allocated Cost” means direct and allocable indirect costs.

Direct costs shall include but are not limited to salaries, fringe benefits, incentive compensation, travel, subsistence and training expenses attributable to Personnel engaged in the rendering of Services (having regard to the time spent by individual Personnel of the Service Provider assigned to do work for the Customer) as well as materials and supplies directly consumed in rendering the Services and other costs such as telephone charges, photocopying costs and any third party costs incurred in connection with the Services;

Indirect costs shall include but are not limited to costs incurred with respect to property, equipment rental, utilities, supervision and clerical costs and other overhead burdens of the Service Provider in addition to any other material, general and administrative expenses reasonably attributable to the provision of the Services; and

The Service Provider’s statement certifying the fees charged by the Service Provider in respect of the provision of the Services shall be conclusive in the absence of manifest error.  The Service Provider undertakes to assist the Customer to support and document the Fully Allocated Cost if the Customer so requests.

1.1.7	“Government Body” means any federal, state, municipal or other governmental or regulatory department, commission, board, bureau, legislature, agency, instrumentality or authority, domestic or foreign.

1.1.8	“Instructions” means any or all instructions received by the Service Provider from the individual indicated on an ICSA as being authorized to conduct and/or lead a Service engagement.

1.1.9
“Intra-Citi Service Agreement” (an “ICSA”) means an agreement entered into between Affiliates in accordance with the provisions of these GTC and includes all appendices and other exhibits attached to or incorporated by reference that describes the Services the Affiliate will provide to other Affiliates, and the fees charged for such Services.

1.1.9a
“Non-Cash Interaffiliate Agreement (an “NCIA”) means an agreement entered into between Affiliates in accordance with the provisions of these GTC and includes all appendices and other exhibits attached to or incorporated by reference that describes the  relationship between two affiliates.  An NCIA may be entered into in limited circumstances in which it would not be appropriate to enter into an ICSA, and shall be subject to such additional terms as may be stated in the NCIA.  Further references in these GTC to an “ICSA” shall be understood to mean an “ICSA or NCIA”.

1.1.10
“Outsourced Services” mean any service for which a Service Provider operates, performs or manages all or part of a Customer’s business function, role, service or system operation that was at one time performed internally by the Customer or would ordinarily be performed internally by similar businesses. Local laws or regulations may otherwise dictate what types of Services qualify as being “Outsourced” in nature.

1.1.11	“Party” means either the Service Provider or the Customer, individually as the context so requires; and “Parties” means the Service Provider and the Customer, collectively.

1.1.12
“Performance Level Service Document” (a “PLSD”) refers to the document attached to an ICSA setting forth the service and performance level requirements, escalation procedures, C.O.B. requirements, information security requirements and other terms as applicable, which attach to the Services provided under that particular ICSA.

1.1.13
“Personnel” means and includes (as indicated) a Party’s directors, officers, employees, non-employee workers, agents, auditors, consultants, contractors and subcontractors (but excludes the other Party and all third parties claiming through the other Party).

1.1.14
“Reimbursable Expenses” means expenses that (i) are reasonably required in order to enable the Service Provider to furnish the Services, (ii) are consistent with Citi policies, and (iii) have been approved in advance by the Customer or specified in an ICSA.  For each item of expense for which reimbursement is requested, the Service Provider will submit substantiating documentation in accordance with Citi policies.

1.1.15	“Services” means the goods and services to be provided by the Service Provider to the Customer as specified in the applicable ICSA.

1.1.16	“Service Provider” means with regards to each ICSA, the Affiliate(s) that will be providing the Services directly to the Customer (as specified in the ICSA).

1.1.17
“Shared Services” means certain Services that are performed by a single Affiliate for multiple Customers.  Examples may include certain internally rendered back-office services, such as administrative support services, that are not of a type ordinarily rendered by Citi to third parties (e.g., Human Resources, Finance, Legal, Audit and Risk Review, etc.).  “Shared Services” also means Services that are purchased by a single Affiliate from a third party and provided in the same form (e.g., passed-through) to one or more Customers.  Examples may include enterprise license agreements, market data services, etc.   “Shared Services” do not include Services purchased from a third party that are consumed or aggregated with other Services by the Service Provider in rendering a different Service to the Customer.

1.1.18
“Tax” means any tax, levy, impost, duty or other charge of a similar nature pertaining to transactions governed by these GTC or to the Services specified in a ICSA  (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

1.2
“Common Words” shall be interpreted as designated: (i) “or” connotes any combination of all or any of the items listed;  (ii) where “including” is used to refer to an example or begins a list of items, such example or items shall not be exclusive; and, (iii) “specified” requires that an express statement is contained in the relevant document.  Words implying the singular shall be deemed to include the plural and vice versa; and any word implying gender shall be deemed to include any other gender.

1.3
“Statutes” shall be deemed to refer to such statute or statutory provision as amended, replaced or re-enacted from time to time after the date of the applicable ICSA, and to include all subordinate legislation made under the relevant statute.

2.	STRUCTURE OF SERVICE AGREEMENTS

2.1
GTC.  These GTC do not commit any Affiliate to either furnish or acquire any Services.  Rather, the GTC provide the legal framework that will govern the provision of the Services as a result of the execution of an ICSA by Affiliates.

2.2
ICSA.  Each Affiliate that will be providing Services to or receiving Services from another Affiliate will enter into an ICSA, substantially in the form of Appendix A hereto, which shall be deemed to be an agreement between the Affiliates designated as a “Service Provider” or a “Customer”.  Each ICSA shall incorporate these GTC by reference, as though such provisions were set forth therein in their entirety.  In the event of any inconsistency between the provisions of these GTC and any ICSA, the provisions of the ICSA shall govern for purposes of such ICSA.  In addition, each ICSA shall set forth: (i) a description of the Services to be provided by the Service Provider (including any PLSD, if applicable, will be incorporated by reference), (ii) the fees to be paid by the Customer for the Services, and (iii) such additional commercial terms and conditions as may be mutually agreed upon by such Service Provider and the Customer.  With regard to Services that are listed on CGICS, any ICSA covering such Services shall incorporate by reference the Services description and pricing posted on CGICS.

2.3	Country Addenda

2.3.1
The Service Provider and/or the Customer may be subject to additional obligations based on local country laws, regulations or policies that either supplement or conflict with the obligations set forth in these GTC or an ICSA.   For each country in which a Service Provider or a Customer provides or receives Services under an ICSA (either directly or indirectly), all additional obligations based on the local country laws, regulations or policies applicable to the Service Provider or the Customer shall be set forth in the Country Addenda (alternatively referred to as a “CA”) which are finalized in accordance with the terms set forth herein (the “Country Addendum”).  Country Addendum will reflect only local legal, regulatory or policy requirements, and are not intended to address local business or commercial issues.

2.3.2
The provisions of each CA must be approved by the senior legal counsel for that country and may be modified, from time to time, by the latter as required to address changes in such country’s laws, regulations or policies.

2.3.3
Country Addendum which are applicable to an ICSA may be annexed to the relevant ICSA(s), but shall in all cases be deemed automatically incorporated into the terms of any ICSA, which involves Services being provided to or from a particular Country.  These GTC and the ICSA shall be deemed to have been supplemented or otherwise modified by the provisions of any applicable Country Addendum to the extent required in order to satisfy the requirements of local country laws, regulations and policies with regards to the affected Affiliates.

2.3.4
Each Customer shall be responsible for notifying the Service Provider from time to time of any changes, amendments or updates to its own Country Addendum or the underlying laws, regulations or policies (to the extent relevant to the provision of the Services to the Customer as described in the ICSA).

2.4	Services to be Performed. The Service Provider shall provide such information relating to the Services as the Customer may reasonably request from time to time.

2.5	Cooperation from Customer. The Customer agrees that the Service Provider’s ability to provide the Services is dependent upon:

a.)	The Customer providing the Service Provider with access to any systems, staff, records or materials as the Service Provider may from time to time reasonably request; and

b.)	The Customer generally co-operating with the Service Provider.

3.           TERM AND TERMINATION

3.1
General.  Each ICSA shall commence as of the Effective Date designated on the applicable ICSA, or if the Services are not supplied pursuant to an ICSA, then on such ordering document as is issued by the Customer and accepted by the Service Provider in order to create the ICSA as provided in Subsection 2.2.  After an ICSA has commenced, it shall continue in force for either (i) the term specified in the ICSA or (ii) if no term is specified, on an annual basis with automatic renewal subject to the following rights of termination.

3.2
Either Party may terminate an ICSA with or without cause, at any time in its sole discretion and without penalty, by serving the other Party written notice of termination at least sixty (60) days prior to the specified date for termination.

3.3	Either Party may terminate any ICSA with immediate effect upon notice in the event that the other Party:

a.)	Ceases to be an Affiliate; or

b.)
Breaches any material obligation under the ICSA and fails to cure or remedy the breach within thirty (30) days after the non-breaching Party has given notice to the breaching Party requiring such breach to be remedied; or

c.)	Ceases to carry on that part of its business relating to the provision or receipt of the Services or disposes of all or part of its assets; or

d.)
Files a voluntary petition in bankruptcy, makes a general assignment for the benefit of its creditors, suffers or permits the appointment of a trustee or receiver for its business assets, becomes subject to any proceeding under any bankruptcy or insolvency law, initiates actions to wind up or liquidate its business voluntarily or otherwise, or suffers, permits or initiates the occurrence of anything analogous to any of the events described in this Subsection under the laws of any applicable jurisdiction; or

e.)	Is unable to obtain any necessary approvals or authorizations from its regulatory authorities for the provision of Services under the ICSA

3.3.1
Either Party may terminate any ICSA upon ten (10) days notice to the other in the event that (i) local laws or regulations change so as to make the ongoing provision of the contemplated Services non-compliant with any such local laws, regulations or similar obligation; or (ii) a Government Body requires that the relevant ICSA be terminated or alternative arrangements be made in relation thereto.

3.4
Survival.  The provisions of an ICSA that, by their nature and content, must survive the completion, rescission, termination or expiration of the ICSA in order to achieve the fundamental purposes of the ICSA, shall so survive and continue to bind the Parties.

4.           INSURANCE

The Customer acknowledges and agrees that the Service Provider’s standard practice is to self-insure as regards the risks connected with the provision of the Services.

5.           FEES AND EXPENSES

5.1
Services Fees.  As compensation for the Services, the Customer agrees to pay fees to the Service Provider (or the Service Provider’s designee) in consideration of the Services provided, and such fees shall reflect the fair value of the Services rendered.  The Customer further agrees to reimburse the Service Provider for any Reimbursable Expenses.

5.2
The fees charged by the Service Provider to the Customer in respect of the provision of the Services shall be at the rate agreed between the Parties as representing the amount, which might reasonably be expected to be charged between persons dealing at arms length with respect to the provision of a comparable service.

5.3
Where there is no market value established for the Services provided, a charge equal to the Fully Allocated Cost plus a five to ten percent markup (usually ten percent) shall be applied.  The Service Provider shall not impose a mark-up for any Shared Services or Reimbursable Expenses, whether or not included as part of the Fully Allocated Cost.   The charges for Services provided to more than one Customer shall be allocated in proportion to the benefit received by each Customer.

5.4	Taxes. Except as provided below, all Taxes shall be borne by the Customer.

5.5	Withholding Taxes and Tax Receipts

5.5.1
In the event that the Customer withholds and remits an Income Tax on behalf of the Service Provider relating to fees paid under these GTC, the Customer shall gross up such fee so that the Service Provider shall receive the same amount it would have received absent the Customer’s Income Tax withholding remittance. However, if the Service Provider is allowed to apply for or claim an Income Tax credit in respect of such withheld amounts, then no gross up shall apply

5.5.2
If, at any time, the Customer is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Customer shall promptly notify the Service Provider.

5.5.3
If the Customer makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Service Provider, within thirty days after it has made such payment to the applicable authority, an original receipt, or such other evidence as shall be reasonably satisfactory to the Service Provider, evidencing the payment to such authority of all amounts so required to be deducted or withheld.

5.6
Value Added Tax (VAT) and any other Sales Tax: All fees payable under these GTC shall be deemed to be exclusive of any VAT, Sales Tax or other similar tax. If any of those Taxes are chargeable, the Customer shall pay to the Service Provider (in addition to and at the same time as paying the fees) or self assess an amount equivalent to the amount of such Tax.  The Customer shall not hold the Service Provider responsible for any unpaid Taxes not charged by the Service Provider or self-imposed by the Customer.

5.7
Terms of Payment.  Unless otherwise agreed in an ICSA, all fees shall be paid when posted by means of monthly electronic chargeback to the appropriate STAAR account or direct debit to the Customers' AP Code and Cost Center within the Citi National Accounts Payable Systems which will be cash settled.   In the event the Service Provider is treated as a "bank" or as a "subsidiary of a bank" for purposes of Section 23A of the United States Federal Reserve Act, and the Customer fails to make timely payment of the Service fees called for hereunder in accordance with the terms of these GTC, Customer acknowledges that any such failure to make timely payment could create an imputed loan from the Service Provider to the Customer that would be treated as a Covered Transaction for purposes of Section 23A.

5.8	With regard to the Services provided to a Customer located in a European Union country, the following terms regarding payment shall apply:

If payment of any undisputed fees for Services is late, upon notice to the Customer, the Service Provider reserves the right to:

a.)	Charge interest on a daily basis on the outstanding balance, at the rate of 2% per annum above the Bank of England base rate; and

b.)
Suspend such Services after thirty (30) days’ written notice (after the relevant thirty (30) days payment period has expired) and the Customer having failed to pay within such period.  Upon payment by the Customer, the Service Provider shall resume the provision of the Services as soon as reasonably practicable.  The cost (if any) of such resumption of the Services shall be as set out in the applicable terms and conditions for such Services.

6.           REPRESENTATIONS AND WARRANTIES

6.1	Mutual Representations and Warranties. Each Party represents and warrants to the other Party the following:

6.1.1	It has full power and authority to enter into the applicable ICSA, and that each ICSA will be executed by a duly authorized representative.

6.1.2
Neither the entering into an ICSA, nor the consummation of the transactions contemplated thereby, will conflict with, result in the acceleration of, create in either Party the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, license, instrument or other arrangement to which it is a party or by which it is bound or to which any of its assets is subject.

6.2
Standard of Services.  The Service Provider represents and warrants that throughout the applicable warranty period, the Services provided will conform to the specifications and requirements expressly set forth in the applicable ICSA and that such Services will be performed using reasonable care and will be in accordance with the service standards set forth in the applicable ICSA.

6.2.1
In the event that the Service Provider does not comply, or it reasonably appears that the Service Provider is not complying, in any material respect with the provisions of the ICSA, the Customer may upon reasonable notice:

(i) require the Service Provider to take any necessary action to remedy or mitigate the relevant deficiency in such reasonable manner as the Customer may specify; and/or
(ii) where there is any breach of a material obligation under the ICSA, terminate the ICSA in accordance with Subsection 3.3.

7.	CONFIDENTIAL INFORMATION

7.1
Definition. “Confidential Information” means and refers to all tangible or intangible information and materials, in any form or medium (and without regard to whether the information or materials are owned by the Party making the disclosure (“Disclosing Party) or by a third party), whether furnished or disclosed to the receiving Party (“Receiving Party”) by the Disclosing Party, or otherwise obtained, accessed or observed by the Receiving Party from the Disclosing Party (whether pursuant to an ICSA or in contemplation of entering into an ICSA), that satisfies at least one of the following criteria:

7.1.1
Information or materials related to the Disclosing Party’s, an Affiliates’, or any of their respective customer’s business, trade secrets, customers (including identities, characteristics and activities), personnel, business plans, strategies, forecasts or forecast assumptions, operations, methods of doing business, records, finances, assets, technology (including software, data bases, data processing or communications networking systems), data or information or materials that reveal research, technology, practices, procedures, processes, methodologies, know how, or other systems or controls by which Customer’s or an Affiliate’s products, services, applications and methods of operations or doing business are developed, conducted or operated, and all information or materials derived there from or based thereon and any information and materials generated in the performance or receipt of the Services;

7.1.2
Information or materials designated or identified as confidential by the Disclosing Party or an Affiliate, whether by letter or by an appropriate proprietary stamp or legend, prior to or at the time such information or materials are disclosed by the Disclosing Party or an Affiliate to the Receiving Party;

7.1.3
Information disclosed orally or visually, or written or other form of tangible information or materials without an appropriate letter, proprietary stamp or legend, if it would be apparent to a reasonable person, familiar with the financial services industry, that such information or materials are of a confidential or proprietary nature; or

7.1.4	Any information that relates to a person and that could be used, either directly or indirectly, to identify such person, (“Personal Information”).

7.2
Duty of Care and Use Restriction.  Confidential Information may only be used and disclosed in accordance with these GTC and the applicable ICSA. The Receiving Party will keep confidential the Disclosing Party’s Confidential Information; and, at a minimum, the Receiving Party will adopt, maintain and follow security practices and procedures that are sufficient to safeguard the Disclosing Party’s Confidential Information from any (i) unauthorized disclosure, access, use, or modification; (ii) misappropriation, theft, destruction, or loss; or (iii) inability to account for such Confidential Information.  Without limiting the generality of the foregoing, the Receiving Party will only use or reproduce the Disclosing Party’s Confidential Information to the extent necessary to enable the Receiving Party to fulfill its obligations or to exercise its rights as contemplated by the applicable ICSA.  In addition, the Receiving Party will disclose the Disclosing Party’s Confidential Information only to the following:

7.2.1
The Receiving Party’s Personnel who (i) have a “need to know” such Confidential Information (and only to the extent necessary) in order to fulfill the purposes contemplated by the applicable ICSA, and (ii) are bound to keep such information confidential;

7.2.2
Third party vendors (in the case of the Service Provider) who (i) have a “need to know” such Confidential Information (and only to the extent necessary) in order for the Service Provider to fulfill the purposes contemplated by the applicable ICSA, and (ii) are bound to keep such information confidential;

7.2.3	External auditors and attorneys or other professional advisors that are bound to keep such information confidential; and

7.2.4	Government Bodies as requested by same.

7.3
Personal Information.   Each Party acknowledges that the other Party may be subject to internal policies, Applicable Laws which govern and restrict the collection, storage, processing, dissemination and use of any Personal Information, including any Personal Information relating to a Party’s customers, suppliers and Personnel.  Notwithstanding any other provision of these GTC, neither Party will directly or indirectly collect, store, process, disseminate or use any Personal Information relating to the other Party’s customers, suppliers or Personnel other than: (i) as directed by such other Party (either within the provisions of an ICSA or otherwise);  (ii) as required in order for the Receiving Party to exercise its rights or fulfill its obligations under the applicable ICSA; or (iii) as permitted under Applicable Laws and the corporate practices and policies of the applicable Affiliates from time to time.

7.4
Notification.  If the Receiving Party becomes aware of any threatened or actual violation of the obligations or restrictions agreed to by the Receiving Party with respect to the Disclosing Party's Confidential Information, the Receiving Party will either immediately notify the Disclosing Party thereof or will follow the Citigroup Information Security Policy and the Receiving Party will, subject to Applicable Laws regarding the disclosure or protection of such information, assist the Disclosing Party with its efforts to cure or remedy such violation.

7.5	Exclusions. The obligations of confidentiality described in this Section 7 shall not apply to the extent the Receiving Party can demonstrate that such information:

7.5.1
Is or has become generally known by persons engaged in the technology or financial services industries, without any breach by the Receiving Party of the provisions of the applicable ICSA or any other applicable agreement between the Parties;

7.5.2	Was rightfully in the possession of the Receiving Party, without confidentiality restrictions, prior to such Party’s receipt pursuant to the applicable ICSA;

7.5.3	Was rightfully acquired by the Receiving Party from a third party who was entitled to disclose such information, without confidentiality or proprietary restrictions;

7.5.4	Was independently developed by the Receiving Party without using or referring to the Disclosing Party’s Confidential Information; or,

7.5.5	Is subject to a written agreement pursuant to which the Disclosing Party authorized the Receiving Party to disclose the subject information.

The Parties acknowledge that the exclusions set forth in Sections 7.5.1-7.5.4 above shall not apply to Personal Information received from the Customer.

7.6
Legally Required Disclosures.  The obligations of confidentiality assumed under an ICSA shall not apply to the extent that  Confidential Information must be disclosed under Applicable Laws or an order from a court, regulatory agency or other Government Body having competent jurisdiction.

7.7
Information Security Assessment.  To the extent required by Applicable Law or as required by Citi’s Information Security Standards, in order to obtain assurance of the Receiving Party’s ability to protect and maintain the confidentiality of the Disclosing Party’s Confidential Information, the Disclosing Party shall have the right (upon reasonable notice to the Receiving Party and at the Disclosing Party’s expense) to conduct information security assessments (“ISA”) of the Receiving Party’s facilities, systems, practices and procedures.  An ISA may consist of a security questionnaire (which must be answered by the Receiving Party) and site visits to locations where the Disclosing Party’s Confidential Information may be accessed.  The findings of any ISA shall be deemed Confidential Information of the Receiving Party.  The Disclosing Party will use reasonable efforts to minimize the interference with the Receiving Party’s business operations while conducting an ISA.  Should an ISA disclose any security vulnerabilities, the Disclosing Party will provide the Receiving Party with the details of such vulnerabilities, and the Receiving Party will work with the Disclosing Party to correct such vulnerabilities in a manner that is reasonably acceptable to the Disclosing Party.

7.8
Examinations by Regulators.   Regulators having competent jurisdiction over a Party to an ICSA will be permitted (to the extent required by Applicable Laws but subject to the other Party’s Applicable Laws and regulatory obligations) to examine the Service Provider’s facilities, systems, records, practices and procedures pertaining to the provision or receipt of Services (during normal business hours and upon reasonable notice, and at the regulated Party’s expense) in order to obtain assurance of the Service Provider’s ability to protect and maintain the confidentiality of the regulated Party’s Confidential Information and to otherwise fulfill its contractual obligations under the ICSA.

7.9
Accounting for Confidential Information. Except as otherwise specified in an applicable ICSA or as otherwise required by Applicable Law (including the Receiving Party’s legal and regulatory obligations to retain records), and Citi’s record retention policies, upon the request of the Disclosing Party at any time after the termination of the applicable ICSA, the Receiving Party will return (or purge its systems and files of, and suitably account for) all Confidential Information supplied to, or otherwise obtained by, the Receiving Party in connection with an ICSA.  The Receiving Party will certify in writing that it has fully complied with its obligations under this Section within seven (7) days following the date it receives a request from the Disclosing Party for such a certification.

7.10
Data Protection.  When applicable, the Parties to an ICSA shall comply with the provisions of the Inter-territorial Data Protection Agreement terms and conditions between the Parties ("ITDPA") attached hereto as Appendix B, or such other form of agreement as required by Applicable Law, when the Services involve the processing or transmission of personal data (as defined in the ITDPA or Applicable Law) that originates from, or forms part of the Services provided to the Customer.   When the Service Provider is acting as a data processor, the terms of the ITDPA that apply to data processors will govern, and when the Service Provider is acting as a controller, the terms of the ITDPA that apply to data controllers will govern.

The Parties acknowledge the Service Provider, when acting as a Processor, shall:

a.)	Process the personal data on instructions of the Customer pursuant to the ICSA and/or any applicable PLSD;

b.)	Take appropriate technical and organizational measures with respect to the personal data; and

c.)	Establish and maintain reasonable security measures with respect to the personal data.

8.	PROPRIETARY RIGHTS

Each Party acknowledges that (as between the Parties) the other Party owns and shall continue to own all intellectual property rights in its proprietary software, systems, processes, ideas, concepts, know-how, documents data and other materials, and all of its other Confidential Information (collectively, “Proprietary Materials”).  Nothing contained in these GTC or any ICSA  (unless specified therein) shall be construed to convey to the other Party  (or to any party claiming through such other Party) any intellectual property rights in or to either Party’s Proprietary Materials, other than a non-exclusive, royalty free license right to use the Proprietary Materials in the furtherance of the provision or receipt of the Services, solely during the term of the applicable ICSA, and subject to the licensed Party fulfilling its obligations under the applicable ICSA (including in the case of Customer, the payment of all applicable fees for the Services).  Unless stated to the contrary in the ICSA, each Party shall own all intellectual property rights in any systems, processes, software, ideas, concepts, know-how, documents, data or other materials created by that Party in connection with the provision or receipt of the Services.

9.	COMPLIANCE WITH CITI POLICIES

Each Affiliate shall comply, and ensure that their respective Personnel comply, with all corporate policies issued by Citi which apply to the particular Services provided under the ICSA or which apply to the general conduct of business by each Affiliate.

10.	COMPLIANCE WITH APPLICABLE LAWS

Each Party to an ICSA shall comply, and ensure that their respective Personnel comply, with all Applicable Laws and applicable Country Specific Addenda in the performance of its obligations or its receipt of the Services, including, but not limited to, obtaining all required licenses, permits, certificates or other appropriate authorizations and complying with any supervisory actions or additional measures required by the regulators of any of the Parties.  The Parties to an ICSA will work together, on an on-going basis, to assess and clarify the impact of Applicable Laws and any relevant Country Specific Addenda on the performance of the Services and each Party’s related obligations.  If at any time during the term of any ICSA, a Party is informed that it is or may be in violation of any Applicable Law which may have a potentially materially adverse affect upon the provision of the Services (or if it is so determined by any Government Body), that Party shall immediately notify the other Party and take all appropriate steps to remedy such violation, or if necessary, each Party shall use its good faith efforts to amend the ICSA or change the Services in a manner that does comply, failing which, the Parties shall terminate the ICSA .

11.	LIMITATION OF LIABILITY

11.1
EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION OR IN AN ICSA, NEITHER PARTY TO A SERVICE AGREEMENT WILL BE LIABLE TO THE OTHER PARTY (OR TO ANY PERSON OR ENTITY CLAIMING THROUGH THE OTHER PARTY) FOR LOST PROFITS OR FOR SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, CONSEQUENTIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR IN ANY MANNER CONNECTED WITH SUCH ICSA OR THE SUBJECT MATTER THEREOF, REGARDLESS OF THE FORM OF ACTION AND WHETHER OR NOT SUCH PARTY HAS BEEN INFORMED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED, THE POSSIBILITY OF SUCH DAMAGES.  THE LIMITATIONS OF LIABILITY SET FORTH HEREIN SHALL NOT APPLY TO DAMAGES, (i) RESULTING FROM THE GROSS NEGLIGENCE, OR THE WILLFUL OR INTENTIONAL MISCONDUCT OF A PARTY OR ITS PERSONNEL, (ii) STEMMING FROM PERSONAL INJURY, DEATH, OR PROPERTY DAMAGE CAUSED BY A PARTY OR ITS PERSONNEL, OR (iii) ARISING FROM EITHER PARTY’S BREACH OF ITS OBLIGATIONS SET FORTH IN SECTION 7.

11.2
WITH REGARD TO ANY SERVICES PROVIDED TO ANY AFFILIATE LOCATED WITHIN THE EUROPEAN ECONOMIC AREA, THE FOLLOWING TERMS REGARDING LIMITATIONS OF LIABILITY SHALL APPLY IN THE PLACE OF THE TERMS SET FORTH ABOVE IN SECTION 11.1:

11.2.1
Subject to Clauses 11.2.2 and 11.2.3 each Party’s total and aggregate liability in contract, tort (including negligence) or otherwise under or relating to the GTC and under each ICSA shall be the aggregate of all sums paid or to be paid by the Customer to the Service Provider under the GTC and relevant ICSA in the twelve (12) month period prior to the date liability arises.

11.2.2
In no event will either Party be liable to the other Party for such other Party’s direct or indirect lost profits, anticipated savings, loss of opportunity, loss of business or revenue arising out of or related to the GTC and all ICSAs or the transactions contemplated hereby or any act, omission, loss or damages; and

11.2.3	For the avoidance of doubt, neither Party seeks to exclude its liability for:

a.)	Negligence causing death or personal injury; or

b.)	Fraud or deceit.

12.	RELATIONSHIP OF THE PARTIES

The Service Provider will perform all Services as an independent contractor on a non-exclusive basis.  Neither an ICSA nor the Service Provider’s performance of its obligations thereunder shall be construed as establishing or implying any partnership, joint venture, or relationship of principal and agent, master and servant, or employer and employee between the Parties; and neither Party will have the right, power or authority (whether expressed or implied) to enter into or assume any duty or obligation on behalf of the other Party.

13.	ASSIGNMENT AND SUBCONTRACTING

Neither Party to an ICSA may assign, outsource or sub-contract any of its rights, obligations, or responsibilities under the ICSA without the prior written consent of the other Party (such consent not to be unreasonably withheld). For the avoidance of doubt, the Customer will be deemed to have consented to the subcontracting or outsourcing arrangements which are described in an ICSA, and the Service Provider shall remain fully responsible for any acts or omissions of the subcontractor or outsourcee.  All provisions of an ICSA shall be binding upon and shall inure to the benefit of the Parties hereto and their legal successors and permitted assigns. For the sake of clarity it is hereby acknowledged that in certain countries regulators must be notified of a requested assignment or subcontracting and/or have the right to consent or reject a requested assignment or subcontracting.

14.	NOTICE

Any notice, demand or other communication (collectively “notice”) required or permitted under an ICSA shall be made in writing and in the English language, and shall be deemed to have been duly served (i) when delivered personally to the representative(s) designated to receive notices for the intended recipient,  (ii) two days after being mailed when mailed by certified mail (return receipt requested) or sent by overnight courier to the representative(s) designated to receive notices for the intended recipient, or (iii) when receipt is acknowledged electronically if sent by email or fax.  For ICSAs documented in writing, the intended recipient for a Party will be the individual contact nominated in the ICSA, or, if none, the individual who signed the ICSA for such Party and the recipient’s mailing address will be the address stated on the ICSA.  For other Services not documented by means of an ICSA, the intended recipient for a Party will be the individual designated on the “Contact List” posted on the CGICS Website.

15.	MISCELLANEOUS

15.1
Governing Law.  The substantive laws of the United States and the State of New York (exclusive of the choice of laws provisions) shall in all respects govern each ICSA as though the ICSA was entered into, and was to be entirely performed within, the State of New York, unless otherwise specifically agreed by the Parties thereto in an ICSA or other written form; provided, however, that for matters that involve obligations set forth in the Applicable Laws or Country Addenda applicable to a country, the substantive laws of such local country will govern if required by the laws of such country and the application of such laws cannot be waived or limited by contract.

15.2
Dispute Resolution Procedures.  In the event of any dispute or disagreement between the Parties hereto either with respect to:  (a) the interpretation of any provision of these GTC and any attachments or related Country Addenda or ICSAs, or ITDPA or PLSD (b) the performance of either Party of its duties hereunder or (c) any invoice issued hereunder, each of the Parties shall appoint a designated officer to meet for the purpose of endeavoring to resolve such dispute.  Every effort should be made to settle such disputes and if resolution cannot be reached between the Parties in a reasonable amount of time not to exceed 60 days the applicable Parties’ senior business officer should be consulted to settle the dispute.

15.3
Order of Precedence.  In the event of any inconsistency or conflict between the provisions of these GTC, an ICSA or a PLSD, the following order of precedence shall govern:  as between the terms of the GTC and the terms in an ICSA, the terms of the ICSA shall prevail strictly for purposes of such ICSA.  As between the terms of an ICSA and the terms of an applicable PLSD, the terms of the PLSD shall prevail.  As between the terms in these GTC and the terms of a PLSD, the terms of the GTC shall prevail.  In the event of any inconsistency or conflict between the provisions of any Country Addenda and these GTC or any ICSA, the provisions of the Country Addenda shall prevail. In the event of any inconsistency or conflict between the provisions of different Country Addenda the country counsel for the countries whose CA’s conflict shall confer to see if there is a mutually agreeable means of addressing the particular requirements of the conflicting Country Addenda.  If the parties are unable to reach a mutually agreeable resolution, either Party may serve notice of termination of the applicable ICSA, with a minimum of thirty (30) days notice (unless such period may be prohibited by the applicable laws in question) and the Parties shall work together in good faith to develop a transition plan to minimize any possible disruption to the business and operations of each Party.

15.4
Modification.  The terms, conditions, covenants and other provisions of an ICSA may be modified, amended, supplemented or otherwise changed only by a written instrument (excluding e-mail or similar electronic transmissions) that specifically purports to do so and is physically executed by a duly authorized representative of each Party. The Parties may include a provision in an ICSA for any documentation or exhibits relating to or describing the Services to be updated from time to time by way of correspondence (including email) or other mutually acceptable manner between the Service Provider and the Customer.

15.5
Entire Contract. These GTC and any ICSA executed pursuant hereto and all applicable Country Specific Addenda (together with any additional documentation or PLSD required or agreed between the parties in relation to or as a consequence of the ICSA) set forth the sole contract between the Parties with respect to the provision of the Services and supersedes all prior oral or written contracts for the Services.

15.6
Force Majeure. Neither Party shall be responsible for failure to carry out any of its duties under any ICSA or for any breach or default under any ICSA to the extent to which this is caused by a Force Majeure Event provided that the Party subject to such Force Majeure Event shall:

a.)	Carry out its duties to the best level reasonably achievable in the circumstances of the Force Majeure Event:

b.)
Use its reasonable endeavors to overcome and mitigate the effects of the Force Majeure Event as soon as practicable, including actively managing any problems caused or contributed to by third parties and liaising with them;

c.)
On becoming aware of the Force Majeure Event, within two business days thereof, inform the other Party that a Force Majeure Event has occurred, giving details of that Force Majeure Event, the likely effects on the Services, together with a reasonable estimate of the period during which the Force Majeure Event will continue; and

d.)	Inform the other Party when the Force Majeure Event has ceased.

15.7
Illegality and Severability.  If a court of competent jurisdiction declares any provision of an ICSA (including the provisions incorporated therein) to be invalid, unlawful or unenforceable as drafted, such provision shall be deemed amended and shall be construed in a manner designed to effectuate the purposes of the provision to the fullest extent permitted by law within the jurisdiction of such court.  If such provision cannot be so amended and construed, it shall be severed for all purposes within the jurisdiction of such court, and the remaining provisions shall remain unimpaired and in full force and effect to the fullest extent permitted by law.

15.8
Instructions.  The Service Provider shall be entitled to rely upon, and shall be fully protected in so relying and acting upon, any instructions and such instructions shall continue in full force and effect until cancelled or superseded, provided that any Instruction canceling or superseding a prior Instruction must be received by the Service Provider at a time and in a manner that accords the Service Provider a reasonable opportunity to act upon such Instruction.

The Service Provider shall be entitled to rely upon the continued authority of any Authorized Person to give Instructions until the Service Provider receives notice in writing from the Customer to the contrary.

The Service Provider shall in all cases act in accordance with the Instructions, except that the Service Provider shall have the right, in its reasonable discretion, to refuse to execute Instructions to the extent such Instructions are inconsistent with the GTC, ITDPA or any ICSA, or are otherwise inexact or unreasonable or unlawful , in which case the Service Provider shall notify the Customer of such refusal and the reason thereto as soon as is reasonably practicable.

15.9	Rights of Third Parties. A person who is not party to these GTC or an ICSA has no rights to enforce or enjoy the benefit of any term of the GTC or an ICSA.

The consent of any third party is not required for any termination of or variation to the GTC or an ICSA.

16.
Audit/Controls/Continuity of Business/Transition Services. With regard to Services that are provided that entail the provision of Services which are material to a Customer’s ability to provide its services to its clients, and which would include any Services which qualify as Outsourced Services or as otherwise required under Applicable Law:

16.1
Audit. The Customer, its auditors, or its authorized regulator, or anyone appointed by the Customer, its auditors or its authorized regulator shall have the right to audit the Service Provider to ensure compliance with the terms of the ICSA.  Towards this end:

a)
The Service Provider shall maintain detailed records of the allocation of all costs for the Services for such period of time as is required by Citi’s Records Retention policy or as set out in the ICSA.  Such records shall clearly and accurately disclose the precise nature and details of the Services undertaken pursuant to the ICSA, including such accounting information as is necessary to support the reasonableness of the charges or fees.

b)
The Service Provider shall require any subcontractor appointed (if applicable) (including any disaster recovery and backup service providers) to also maintain complete and accurate records of all its work in relation to the Services subcontracted to it.

c)	The Service Provider shall cooperate with the Customer’s internal and external auditors and regulators.

d)	The Service Provider shall ensure and procure that these requirements are set forth in its arrangements with any subcontractor, including any disaster recovery and backup subcontractors.

e)
The Service Provider shall allow the Customer, its auditors and/or its regulators to (i) to obtain records and documents of transactions and information of the Customer given to, stored at or processed by the Service Provider, (ii) access any report and finding made on the Service Provider in conjunction with the Services performed for the Customer, (iii) access to the business premises of the Service Provider in the exercise of its rights herein; and (iv) inspect, examine and audit the Service Provider’s operations and records insofar as they are relevant to the Services provided by the Service Provider under any ICSA, including but not limited to the internal controls adopted by the Service Provider with respect to preservation of the confidentiality and security of data generally and Customer information specifically (where applicable).

16.1.1	The Customer shall provide prompt notice to the Service Provider of any audits initiated by external regulators or authorized bodies in connection with the Services.

16.1.2	In addition to the right to audit for compliance with the terms of this Agreement, the Customer shall have the right to audit as to the following:

a)	Internal controls (to ensure compliance with CMMI-Level 5 project management methodology); or,

b)	Financial audits which may include a Type II, SAS 70 audit (to ensure compliance with the Sarbanes-Oxley Act and relevant sub-sections of 202.)

16.2
Controls. The Service Provider shall adopt such supervisory actions and measures as the Customer’s regulators and applicable law may require to be taken by the Customer in connection with, and as appropriate to, the Services.

16.2.1
The Service Provider shall adopt such appropriate corrective measures, including enforcement actions, imposed by the Customer’s regulators and applicable law to address any violation of the applicable law or regulations or unsafe or unsound practices by the Customer and/or the Service Provider.

16.2.2
The Service Provider shall promptly notify the Customer of any issue which may affect the provision of the Services or of any problems, , accidents or disruptions which may have a material impact on the Services.

16.3
Continuity of Business. The Service Provider and the Customer shall each use reasonable efforts to develop, maintain and adhere to a plan providing measures to be taken by the Service Provider in the event of various contingencies, in order to ensure the Service Provider’s ability to continue providing the Services.

16.4
Transition Services. Unless prohibited by Applicable Laws, upon the termination of an ICSA for any reason whatsoever (including a default by either Party), each Party will provide such information, cooperation and assistance to the other Party, as such other Party may reasonably request, to assure an orderly return or transfer (without undue delay and in any event not later than ninety (90) days after such termination) to the requesting Party or its designee of all proprietary data (and related records and files) and materials of the requesting Party.  In addition, if an ICSA is terminated for any reason other than a circumstance which could (in the reasonable judgment of the Service Provider) expose the Service Provider to ongoing damages or liability, the Service Provider will provide such assistance to the Customer as the Customer reasonably requests to assist the Customer to transition to another service provider of the Customer’s choice, subject to the Customer’s agreement to pay the Service Provider’s reasonable costs and expenses for such transition assistance.  The Service Provider shall have no obligation to provide transition assistance to the Customer for a period more than ninety (90) days following the date of termination.

APPENDIX A

Intra-Citi Service Agreement (“ICSA”)

https://bissd015.nj.ssmb.com/CGICS/CFML/StdCFPage_Public.cfm?Process=ViewICSAPortal[Missing Graphic Reference]

Interaffiliate Agreement (“NCIA”)

https://bissd015.nj.ssmb.com/CGICS/CFML/StdCFPage_Public.cfm?Process=ViewICSAPortal

APPENDIX B

Inter-territorial Data Protection Agreement (“ITDPA”)

https://bissd015.nj.ssmb.com/CGICS/CFML/StdCFPage_Public.cfm?Process=ViewICSAPortal)

Performance Level Standards Document (PLSD)

To ICSA between Citigroup Technology, Inc. and The Student Loan Corporation

ICSA# / Identifier

COT-CTINAUS1

©Citigroup Information contained herein is for Internal Use only and is proprietary to Citigroup

PLSD – SERVICES

This Statement covers the following services provided by the Service Provider to the Customer:

Exhibit A1                      -      Overview of Data Center Environment and Services

Exhibit A2                      -      Mainframe & Distributed Server Operations

Exhibit A3                      -      Web Hosting Services

Exhibit A4                      -      Network Services

Exhibit A5                      -      Voice Services

Exhibit A6                      -      E-mail Services

Exhibit A7                       -      Client Computing and Personal Computer (PC) Support

©Citigroup Information contained herein is for Internal Use only and is proprietary to Citigroup

Exhibit A1 – Overview of Data Center Environment and Services

The following provides a high level description of the facilities, staffing and other arrangements, which are the responsibility of the Service Provider with respect to the hosting of the Customer’s applications within Citigroup data centers in North America.  As such this description applies to the services in Exhibits A1 through A7.

Facilities

•
Secure facilities housing Service Provider components which is protected by  physical access mechanisms that meet or exceed Citigroup Corporate requirements and are supported by Citigroup Realty Services.

•	Adequate clean power, air conditioning, UPS and Generator backup for said facilities.

Staff

•	Adequately trained personnel who can provide quality service
•	Training of appropriate Customer staff in Service Provider standards and procedures, including retraining when procedures change
•	Ensure reasonably hardware and software tools for CTI to meet the obligations herein.

Application Processing

•	Provide necessary access to Customer to the host computer/server for on-line update and inquiry to the systems described in the applicable Detail Product/Application appendices
•	Execution of batch processing according to the schedule determined by the Customer and Service Provider and dependent upon the quality and timeliness of the Customer’s input data
•
Receipt of batch data from the Customer and its agents through various media, including tapes and transmissions, which will be processed through the Customer’s batch computer applications, producing various outputs including disk, data transmissions and reports

•
Full support of systems scheduled for availability seven (7) days a week, twenty-four (24) hours a day provided such systems have been appropriately engineered to support this requirement and excluding the following:

o	any agreed upon Green Zones, scheduled downtime or downtime due to Citigroup mandated security patches, which may have to be applied outside of planned Green Zones.
o	Downtime due to any application specific problems that are the responsibility of the Customer, its Technology organization or its application vendors.
•
Provide necessary support of Development/test system used by the Customer in developing, modifying and testing new and enhanced computer applications.  This will include but is not limited to separate Development and Quality Assurance test environments, language editors, language compilers, testing/debugging tools, performance analysis software, etc.

•	Job scheduling, data storage management (Disk and Tape) and performance analysis/tuning assistance
•	Provide a list of software available to the Customer and associated extra charges for usage, if any.

Change Management

•	A Change Management Control System and Process as well as reasonable education, training and on-going assistance in use of said system
•
Appropriate support in the CTI NETWORK CHANGE CONTROL forum for submission, approval, audit trail and tracking of all OS and/or Hardware changes.  Customer change requests, service requests or Trouble ticket numbers are required for the Service Provider to initiate a Change Request.

•	The global Software Distribution & Change process for the purpose of all application/server change request. All Production changes must utilize the Change Management Process.
•	A Change Management Group that will be responsible for appropriate scheduling, controlling and verifying changes to Service Provider’s hardware, peripheral devices and operating systems software.
•
Three (3) business days notice prior to any planned outage, other than regularly scheduled outage periods necessary for system upgrade, maintenance or change.  Service Provider will cooperate with the Customer to ensure minimum impact to service delivery and make every effort to schedule such interruptions during non-critical time periods.

•	Participation in application reviews conducted by the Customer as it pertains to conveying or understanding changes that will have a direct effect on supporting the Customer.

Capacity Planning

•	Sufficient capacity to meet all service level standards
•	A function to assure capacity is available to process forecasted volumes and to monitor utilization for all critical resources

Server Management Of Onsite/Offsite Tape

•	Backup tape management processing and handling, proper logging, filing and rotation. The Service Provider will be responsible for defining the acceptable tape backup hardware for the system.
•	Tape and media management services and a secure facility housing off site media, which meets or exceed corporate requirements.
•
Backup media, which will be shipped to pre-defined location(s) at defined intervals in support of disaster recovery requirements.  The Service Provider will provide tape retrieval and restoration service on a best efforts basis, I the even restoration of data is required.

Records Management

•	A Records Management System and Process for creating, handling, safekeeping, retaining, retrieving and disposing of records

Problem Management

•	A representative will be assigned for Problem Management issues
•
Initiation of problem notification to the Customer and/or Application Development based on predefined call lists to be developed as part of the Detail Product/Application Agreement and/or production runbook documentation

•	Escalation of problems not resolved in a timely manner as per pre-established Customer and Service Provider contact/escalation lists
•
Monitoring of Network/Servers is provided (7) days a week, twenty-four (24) hours a day, to assure all problems are routed to the appropriate Service Provider, Customer and/or application Development Unit personnel

•	A Problem Management Control System for recording, tracking and reporting frequency and resolution timeliness of all problems associated with the Service Providers systems\
•
In the event of processing errors or batch job failures Service Provider will record such failures and invoke pre-established restart/recovery procedures, including Customer notification and problem escalation/resolution

Audit

•	Acceptable audit controls as defined by relevant Citigroup Corporate policies and standards.
•	In addition to the above the Service Provider shall provide to the Customer such management reports as may be mutually agreed from time to time.

Continuity of Business (COB)

Continuity of Business Services will be provided in accordance with corporate standards.  The Service Providers Continuity of Business plan will be invoked once it has been determined that local (onsite) recovery or business resumption is either untimely or impractical.  In the event of an emergency it is the Service Provider’s goal to restore full service as quickly as possible.  Specific Continuity of Business roles and responsibilities are as follows.

•	Dedicated Continuity of Business staff
•	Maintenance of an up-too-date Continuity of Business Plan for each of the Service Provider’s processing facilities
•	Maintenance of backup and recovery procedures for the operating system and layer products
•	Scheduling and execution of an annual test of the Continuity of Business plan for each processing facility, designed to simulate the loss of the entire processing facility
•
Information required to demonstrate compliance with the provisions of the U.S. Office of the Comptroller of the Currency’s applicable banking Circulars as they pertain to the data processing functions provided to the Customer.

•	Note: The COB Plan must be tested within 90 days of a major change to the product/application and/or the infrastructure, as required by corporate policy.

Customer Specific Undertakings

•	Regarding Continuity of Business (COB), the Customer agrees to provide the Service Provider with copies of the BC177 form, Risk Assessment form and the COB plan.
•
The Customer agrees to provide the hours from 12:01 AM to 6:00 AM on each Sunday, for a “Green Zone” to provide maintenance, upgrading of equipment and testing.  If the Customer has a business priority that precludes the Service Provider from using the “Green Zone”, the Customer will notify the Service Provider at least five (5) days prior to the “Green Zone” exception.  The Service Provider agrees to provide a minimum of five (5) days notice to the Customer that equipment and/or networks will be unavailable during the “green Zone” time frame.

•	The “Change Control” process will used for any changes to the Network environment. The Customer will be on distribution for “Green Zone” and “Change Control” notifications.
•	Regarding capacity planning:
o	The Customer acknowledges its responsibility to provide resource forecast information (e.g. CPU, Disk, Network) that is above and beyond their prevailing consumption trends.
o
The Customer will use reasonable efforts to provide such forecasting information in a timely manner to enable the Service Provider to take necessary steps to ensure adequate capacity to meet Customer requirements.

©Citigroup Information contained herein is for Internal Use only and is proprietary to Citigroup

Exhibit A2 – Mainframe & Distributed Server Operations

Methods of Operation

Please refer to the Service Document which is available from http://www.citigroup.net/cgti/CGTIGSOCSM/

Contacts

Unless otherwise stated contact information for all applications in this document is located in Citigroup System Inventory (CSI)

©Citigroup Information contained herein is for Internal Use only and is proprietary to Citigroup

Service Indicator Definitions

Online Availability
Data Accessibility / Server Availability / Database Availability
Measures the time frame that online files are accessible via normal connectivity channels. Service defects are measured in minutes and relate to events, which cause loss of connectivity to an application and data files loss of functionality and unacceptable system response time.
The monthly percentage number is the aggregate of all application defect minutes for the month related to the total of the applications accessibility minutes.
Application accessibility minutes are obtained by converting the Service Hours into minutes.

Critical Event
Data Currency
Measures the critical batch jobs that make online files current with the prior business day’s work.  Service defects are the events (jobs) that did not complete by their specified time.
The monthly percentage number is the aggregate of all Data Currency defects and Job Completion defects for the month related to the total of all Data Currency and Job Completion events (jobs) scheduled for the month.

Job Completion / Transmission Completion
Measures the event that generates the handoff files for reports, feeds, transmissions and internal processing. Service defects are the events (jobs) that did not complete by their specified time.
The monthly percentage number is the aggregate of all Data Currency batch defects and Job Completion defects (i.e., handoff files, transmission feeds and internal processing completion) for the month related to the total of all Data Currency and Job Completion events (jobs) scheduled for the month.

Application Description

Source: Some descriptions are from the Citigroup Systems Inventory (CSI) and others have been provided by the Customer.
Application	CSI ApplI D#	Acronym	Description
AppWorks Actuate Reporting [Distributed]	160920		Used to report on originations and disbursements of student loans.
AppWorks Loan Origination [Distributed]	146813		Used to originate and disburse student loans. Maintains school and product profiles used in the origination and disbursement of both federal and private student loans.
Autograph Letter Writer [Distributed]	148767		Processes Student Loan online and batched letters.
CACS Collections System [Mainframe]	145494	CACS
Tracks delinquent loans and posts customer repayment contact attempts. Supports Federal and private loan due diligence requirements necessary to maintain Exceptional Performer status. Also allows SLC to achieve "Exceptional Performer" status with the Dept of Education, which earned SLC about $6,000,000 over the last 2 years in loans in default.

Credit Manager	160944		Used to communicate wtih ACAPS to send and receive credit decisions for student loan applications requiring credit.
CSR Agent [Distributed]	151211
PC workstation system that interfaces with Diploma and the NIVR to provide CSR's with screen pop (based on keyed customer account number) and soft call facilities. Includes interface to Enterprise Database, Appworks, CLASS, and ESCustomer databases to present customer and school profile data in assisting with customer inquiries.

Business Intelligence Actuate p.k.a. Decision Analysis Reporting p.k.a Financial Accounting & Balancing Reports	145505		Produces numerous reports for managing and controlling the student loan portfolios.
Deferment Event Tracking	145496	ET	Processes student loan deferment and forbearance requests.
Diploma p.k.a. Diploma Loan Inquiry Systems [Mainframe]	144730	ACLS
Student loan servicing system, based on the ACLS AMS software, used to service booked loans including loan maintenance and financial accounting. It integrates with loan origination, collections and the Internet. 1/19/06: Now includes Fed Bill 145502 (Invoices the Federal Government for student loan interest subsidies and special allowance.) 1/19/06: Now Includes Customer Statements 145503 ( Produces consolidated customer statements including messages and inserts. Provides payment coupon).

Educational Loan Center - Lender Web Site [Web & Distributed]	149413	ELC	Provides lenders serviced by the SLC the ability to access their data and produce reports.
FAA Online Web Site [Web & Distributed]	149414		Provides schools with the capability to view their student's loan data, certify loans and produce reports. 1/19/06 KS: Now includes both SLC/ELC FAA.
Fed Bill	145502		See Diploma
Great Plains General Ledger p.k.a. Disc Interest Reporting System (IRS)	152887		General Ledger system that holds approximate balances for clients SLC services.

Help Desk Expert Customer Service	TBD		System used to handle customer emails submitted through internet websites.
Loan Consolidation System (CLASS) [Distributed]	145497	CLASS	Consolidates multiple student loans into a single consolidated loan. Pays off individual loans and books the new loan onto the Diploma servicing system.
Pre-Claims/Claims Processing System	145495		A subsystem of Diploma that controls the triggering of Pre-Claims and Claims activity within the Student Loan environment.
SLC JFP studentloan.com [Web & Distributed]	159101
Provides for the origination and self-servicing of student loans. Provides instant credit check and conditional approval for private and parent loans. Verifies ID of web user for electronic signature in a JFP platform. Languages Other = PLSQL Operating System Other = UNIX Platforms Other = SUN

Studentloan.com Web Site p.k.a. Student Loan Internet	145501		Provides for the origination and self-servicing of student loans. Provides instant credit check and conditional approval for private and parent loans. Verifies ID of web user for electronic signature.

©Citigroup Information contained herein is for Internal Use only and is proprietary to Citigroup

Service Indicators

Application/Product:	Indicator Type:	Server, Online Region or Job Tracked:	Service Days	Service Hours (ET):	Exceptions and Comments
AppWorks Actuate Reporting CSI ApplID# 160920
AppWorks Actuate Reporting	Data Accessibility	Application Server SLCAPPMS151 SLCAWRPTPROD01	Monday – Friday Saturday	08:00 – 24:00 08:00 – 24:00	SLC standard greenzone: Sunday 00:00 – 06:00
AppWorks Origination System CSI ApplID# 146813
AppWorks Origination System (Application Server)	Server Availability	Application Server SLC179PMF015 SLCAPPMS156 SLCAWBTHPROD01 SLCRACMS035 SLCRAPMS009	Monday – Saturday	07:00 – 24:00	SLC standard greenzone: Sunday 00:00 – 06:00 Contingency : SLCAPCMS075
AppWorks Origination System (Terminal Sever)	Server Availability
Terminal Servers
REL001PMF104
SLC179PMF001
SLC179PMF002
SLC179PMF003
SLC179PMF004
SLC179PMF005
SLC179PMF006
SLC179PMF007
SLC179PMF008
SLC179PMF009
SLC179PMF010
SLC179PMF011
SLC179PMF012
SLC179PMF013
SLC179PMF014
SLC179PMF016
SLC179PMF017
SLC179PMF018
SLCRACMS099
SLCRACMS100
SLCRACMS101
SLCRACMS102
SLCRACMS103
SLCRAPMS008
SLCRAPMS010
SLCRAPMS011
SLCRAPMS012
SLCRAPMS013
SLCRAPMS014
SLCRAPMS021
SLCRAPMS022
SLCRAPMS050
SLCRAPMS052
SLCRAPMS053
SLCRAPMS054
SLCRAPMS055

			Monday – Saturday	7:00 AM – 24:00	SLC standard greenzone: Sunday 00:00 – 06:00
Autograph Letter Writer CSI ApplID# 146813
Autograph Letter Writer (eCor) (Server)	Server Availability	Application / Database Server SLCGLWPROD01	Monday – Friday	07:00 – 24:00 00:00 – 01:00	SLC standard greenzone: Sunday 00:00 – 06:00
CACS Collections System CSI ApplID# 145494 Effective: 10/1/2007
Collections (CACS)	Data Accessibility	$OCWCOSU	Monday	08:00 – 24:00	NOTE: Jobs Open: $OCWCOSU (Monday) & $OCDCOPN (Tue-Sat) Jobs Close: $OCDCCLS (Tue-Sat) & $OCWCCSA (Sat at 19:00)
		$OCDCOPN	Tuesday – Friday Saturday Sunday	08:00 – 24:00 08:00 – 19:00 13:00 – 22:00
Collections Upload from Autodialer	Transmission (SETA) Completion	$TXD#OCR	Tuesday– Saturday	01:00
Collection Reporting	Job Completion	$OCDCAUD	Tuesday– Saturday	10:00
Collection Download from Mainframe	Transmission (SETA) Completion	$TXD#OCS	Tuesday– Saturday	08:00
Credit Manager CSI ApplID# 160944
Credit Manager	Data Accessibility	SLCAPPMS094	Monday – Sunday	00:00 – 24:00	SLC standard greenzone: Sunday 00:00 – 06:00
CSR Agent CSI ApplID# 151211
CSR Agent	Server Accessibility	Database Server (Cluster) SLCDBPMS230	Monday – Friday Saturday Sunday	07:00 – 24:00 00:00 – 01:00 07:00 – 19:00 12:00 – 22:00	SLC standard greenzone: Sunday 00:00 – 06:00 Note: Impacts to Appworks and Diploma also affect this application.
Data Warehouse CSI ApplID# 145504

Data Warehouse (Application Server)	Server Accessibility		Monday – Friday	12:00 – 24:00 00:00 – 01:00	SLC standard greenzone: Sunday 00:00 – 06:00
Data Warehouse (Database Server)	Server Accessibility	SLCDBPMS116	Monday – Friday	12:00 – 24:00 00:00 – 01:00	SLC standard greenzone: Sunday 00:00 – 06:00
Business Intelligence Actuate CSI ApplID# 145505	p.k.a. Decision Analysis Reporting	p.k.a Financial Accounting & Balancing Reports
Detail Change & Balance (DCB), Trial Balance, Priority Reports, and Student Loan Journal Reporting	Job Completion	$ICDDCBR $ALDTRLB $ALDPRSP $ICDSLJ(0-9)	Tuesday– Saturday	08:00
Deferment Event Tracking CSI ApplID# 145496
Event Tracker (ET) Deferments	Data Accessibility	$ZAWOPSU	Monday	07:00 – 24:00 00:00 – 01:00	SLC standard greenzone: Sunday 00:00 – 06:00 NOTE: Jobs Open: $ZAWOPSU (Monday) & $ZADOPEN (Tue-Sat) Jobs Close: $ZADCLOS (Tue-Sat)
		$ZADOPEN	Tuesday – Friday Saturday	07:00 – 24:00 00:00 – 01:00 07:00 – 00:00
Event Tracker (ET) Deferments	Data Currency	$ZADOPEN	Tuesday– Saturday	07:00
Event Tracker (ET) Reporting	Job Completion	$ZADREPT	Tuesday– Saturday	08:00
Diploma CSI ApplID# 144730	p.k.a. Diploma Loan Inquiry Systems
Diploma (ACLS)	Data Accessibility	$ALWOPSU	Monday	07:00 – 24:00 00:00 - 01:00	SLC standard greenzone: Sunday 00:00 – 06:00 NOTE: Jobs Open: $ALWOPSU (Monday) & $ALDOPEN (Tue-Sat) Jobs Close: $ALDCLO1 (Tue-Sat)
		$ALDOPEN	Tuesday – Friday Saturday Sunday	07:00 – 24:00 00:00 - 01:00 07:00 – 24:00 12:00 – 23:00
Diploma Backbase (Inquiry only, no update)	Data Accessibility	$ALDRBIN	Tuesday– Saturday	04:00
Diploma (ACLS)	Data Currency	$ALDOPEN	Tuesday– Saturday	07:00
Fed Bill ProcessingCSI ApplID# 145502 Effective: 10/1/2007	p.k.a. Fed Bill
Fed Bill Reporting	Job Completion	$FBDBKUP	Tuesday– Saturday	10:00
Great Plains General Ledger CSI ApplID# 152887	p.k.a. Disc Interest Reporting System (IRS)
G/L Handoff	Transmission (SETA) Completion	$TXD#SGL	Tuesday– Saturday	08:00
G/L Handoff (Server)	Server Accessibility	SLCDBPMS219			SLC standard greenzone: Sunday 00:00 – 06:00
Help Desk Expert – Customer Service CSI ApplID# TBD	Loan Consolidation System (CLASS)CSI ApplID# 145497
Loan Consolidation (Class)	Data Accessibility	SLCWEBAPPL02	Monday – Saturday	07:00 – 24:00
Educational Loan Center - Lender Web Site CSI ApplID# 149413	FAA Online Web SiteCSI ApplID# 149414	Studentloan.com Web SiteCSI ApplID# 145501	p.k.a. Student Loan Internet
Studentloan.com Website (Web Servers)	Server Availability	Web Server SLC179PWS006 SLC179PWS007 SLC179PWS008 SLCMD38WEB1, SLCMD38WEB2 SLCSWDCWEB1 SLCSWDCWEB2	Monday – Sunday	00:00 – 24:00	SLC standard greenzone: Sunday 00:00 – 06:00 NOTE: UAT server is SLCMD38UAT1
Studentloan.com Website (Application Servers)	Server Availability	Application Server SLCAPPMS094 SLCAPPMS095 SLCAPPMS096 SLCAPPMS097 SLCAPPMS098 SLCWEBAPP02	Monday – Sunday	00:00 – 24:00	SLC standard greenzone: Sunday 00:00 – 06:00 Note: Contingency Servers SLCAPCMS094 SLCAPCMS095 SLCAPCMS096 SLCAPCMS097 SLCAPCMS178
Studentloan.com Website (Database Servers)	Server Availability	SLCDBPMS228 Database Server (Cluster) SLCDBPMS230 SLCDBPMS231	Monday – Sunday	00:00 – 24:00	SLC standard greenzone: Sunday 00:00 – 06:00
SLC JFP studentloan.com CSI ApplID# 159101
SLC JFP studentloan.com (Application Server)	Server Accessibility	Application Server SLC076PAS001V SLC076PAS002V	Monday – Sunday	00:00 – 24:00	SLC standard greenzone: Sunday 00:00 – 06:00
SLC JFP studentloan.com (Web Server)	Server Accessibility	Web Server SLC076CWS001V SLC076CWS002V SLC076CWS003V SLC076CWS004V SLC179DWS010V SLC179DWS012V SLC179UWS013V SLC179UWS014V SLC179UWS015V	Monday – Sunday	00:00 – 24:00	SLC standard greenzone: Sunday 00:00 – 06:00
SLC JFP studentloan.com (Database Server)	Server Accessibility	Database Server SLCDBPUX009	Monday – Sunday	00:00 – 24:00	SLC standard greenzone: Sunday 00:00 – 06:00

Acronyms & Definitions

Acronym or Item	Description
Best Effort
When a job being monitored has “Best Effort” after the targeted time it indicates that the job does not have an adequate recovery window  If there is an issue with the execution of job an adequate recovery window (typically 2 hours) generally allows enough time to complete the following:
• Allows the Command Center(s) to identify a potential impact and alert the business application owning groups and/or technical resolving groups.

Allows the owning groups and/or resolving group(s) to review the issue and correct as needed. All effort is made to minimize/prevent impact to the business.
In the case of a “Best Effort” job there is a strong potential for impact to the business and a service indicator miss. The business is aware of and accepts this potential risk.

Citigroup Systems Inventory (CSI)
The Citigroup Systems Inventory (CSI) has been established to:
• Establish an enterprise-wide Application Asset Inventory

• Search this Inventory to determine if an existing application can satisfy, in whole or in part, identified business needs - prior to making a buy vs. build decision

• Ensure the currency of the information within the Inventory

To this end, the. CSI is a repository of Citigroup internally developed application software and highly customized vendor software.
It can be found at https://archcntr.nam.nsroot.net/archcntr/tools/archcenter/newportal/Portal.aspx?pageid=3

Intra-Citi Service Agreement (ICSA)
Citi has developed guidance that applies to all Intra-Citi Services. (See: Intra-Citi Services Standards (ICSS), incorporating General Terms and Conditions (GTC), an Intra-Citi Service Agreement (ICSA) and Country Addenda (CAs) that are available at http://www.citigroup.net/finance/sectors/gcg/control_assessment_icss.html
The ICSS establishes the requirements at the Citi level for all Intra-Citi Services requiring inter-affiliate agreements and was developed to promote appropriate consistency in implementation. This Guidance, together with the ICSS, Frequently Asked Questions provide assistance and recommendations for the effective and appropriate use of PLSDs in managing Intra-Citi service relationships.

NAIT	North America Information Technology (NAIT)).
NDM
Network Data Move; a method for electronic transfer of data. The standard for file transfers is NDM, also known as CONNECT:Direct, from Sterling Commerce.  This product provides automated and secure file transfer between applications across multiple platforms and transport protocols, including TCP/IP and SNA

Performance Level Standards Document (PLSD) [used synonymously with Service Level Objective (SLO) document) or Object Level Agreement (OLA)]
A PLSD should be prepared if the Customer deems it necessary to define terms of service concerning the following, which are not otherwise defined: performance level objectives; methods of operation; or reporting and monitoring processes.  A PLSD should avoid duplicating requirements contained in Citi policies.
Please see link for ICSP policies and PLSD guidance: http://www.citigroup.net/finance/sectors/gcg/control_assessment_icss.html

RAC	Oracle RAC cluster
Storage Area Network (SAN)
It is architecture to attach remote computer storage devices (such as disk arrays, tape libraries and optical jukeboxes) to servers in such a way that, to the operating system, the devices appear as locally attached.

Reporting, Monitoring and Review Processes

Please refer to the Service Document which is available from http://www.citigroup.net/cgti/CGTIGSOCSM/
Measuring Service Indicators

Calculating Opportunity Minutes

Coverage Duration x Service Days Per Cycle = Opportunity Minutes per Cycle
Example:
The Opportunity minutes for a Generic Service Indicator which is available Monday-Sunday during the hours of 00:00 - 24:00 for a 30 day cycle is:
                                            1440 x 30  = 43,200
The Opportunity minutes for a Generic Service Indicator which is available Monday-Sunday during the hours of 00:00 - 24:00 for a 31 day cycle is:
                                            1440 x 31  = 44,640

Calculating Critical Events Opportunities

Critical Events Opportunities is the sum of the number of runs of "Job Completion and "Data Currency" Service Indicators per day. The Cycle sum is calculated by adding each run occurrence for the cycle period.

Continuity Of Business Recovery Time Objectives

Disaster Recovery Services will be implemented in accordance with corporate standards. The Service Provider's Disaster Recovery plan for the affected service or services will be invoked once it has been determined by both client's and service provider's senior management that recovery of production services is either untimely or impractical. In the event of a declaration of a disaster, it is the Service Provider's responsibility to restore service in accordance with the agreed upon Recovery Time Objective's (RTO's) between the business and service provider.
The RTO is determined by the client business based upon the maximum tolerable interruption of the business process or processes without incurring significant reputational or financial loss.  The agreed upon RTOs are to be housed in the corporate repository (Citigroup Application Systems Inventory (CSI)) and extracted for periodic agreement between the Service Provider and the Client.

©Citigroup Information contained herein is for Internal Use only and is proprietary to Citigroup

Exhibit A3 – Web Hosting Services

Web Hosting Group Overview

The Web Hosting Group (WHG) is comprised of Unix and Windows Server Operating Systems Support, Web Server Support and Web Application support.  The Web application Support team is responsible for setup and configuration of web applications as well as support of applications such as IIS, Iplanet and Netscape in the Web Bank and Consumer environment.  Web systems Administration provides production support for hardware and Operating Systems across the Windows and Unix environment.  The Support teams are responsible for day-to-day maintenance of existing applications.  WHG systems are located within the Silver Spring, MD and Roanoke, TX (SWDC) data centers.

Web Hosting Technical Environment Overview

Front end web servers are located in both Silver Spring, MD and Roanoke, TX (SWDC) data centers in the CITIPLEX DMZ infrastructure.  BigIP load balance devices are used for load balance/fail over between servers within each data center.  3 DNS load balance devices are used for load balance/fail over between data centers.

COB is setup for HOT/HOT.Fail over automatically in case of system failure.

Changes to the environment

The WHG follows standard CTI change control procedures as currently documented.  The Infoman change control system is used for system/application change.

Problem Management

CTI standard procedures as currently documented are followed for problem management.

Vulnerability and Threat Management

The WHG activates the Security Incident Response Team (SIRT) process whenever a system activity or other violation occurs that is consistent with a valid “Incident Type” as outlined by Information Security in the SIRT Procedures.  When an incident is detected by the WHG, the following SIRT process is activated.

http://www.citigroup.net/informationsecurityservices/doc/SIRT_process_Ver_4-1.doc

The Web hosting Group log reviewers generate audit trail reports to identify and report unauthorized incidents (access violations), privileged activity, security administration activity, and user account and group administration.  This includes changes to all system directories, which will facilitate selective tracking as appropriate.  Log reviewers use Tripwire, ESM TIscan, Infoman and Powerpak Logs for reconciliation.

Infrastructure Ethical Hacks are performed annually to support the Web Hosting Group.  The Ethical Hacks supports WHG hosing facilities that are within the following 2 data centers:

•	Silver Spring, MD (SSMD)
•	Roanoke, TX (SWDC)

In addition the Customer’s own technology organization is expected to conduct regular ethical hack tests against their web applications.

©Citigroup Information contained herein is for Internal Use only and is proprietary to Citigroup

Continuity of Business (COB)

•	Recovery time in COB is zero seconds currently (hot/hot)

Key contacts and escalation points

Helpdesk:                                              Help Desk – 1-800-435-7612
Weehawken Command Center +-201-601-7444

Web Hosting Escalation path:                                                      Jing Zhong →  Jiming Chen → Lisa Lang →
Mark Schivley → Tom Robinson → Paul Stemmler

Contact Information:

Jing Zhong:	1-908-563-5821

Jiming Chen:	1-201-233-7669

Lisa Lang:	1-201-601-7114

Mark Schivley:	1-203-975-6960

Tom Robinson:	1-201-231-0203

Paul Stemmler:	1-201-231-1000

©Citigroup Information contained herein is for Internal Use only and is proprietary to Citigroup

Exhibit A4 – Network Services

Citigroup Technology Infrastructure’s Global Network Operations (GNO) suite of services has evolved to fulfill the diverse networking requirements across the enterprise network environment.  The ability to manage costs, increase productivity, adapt to changing conditions, and assume increased workload, usually resulting from corporate mergers and/or acquisitions have been demonstrated core competencies.

The Global network Control Center (GNCC) has global reach and scalability, strong technical expertise, a proactive disposition, and a mature set of device monitoring and management tools operating 24X7.  The approach and toolset has proven effective across a wide array of internal Citigroup businesses and external business partners.

The GNCC Support Model is structured as follows:

➢	Level 1
➢	Level 2
➢	Level 3
➢	Configuration Management
➢	Dedicated Business managers (Premium Service)
➢	On-Site Support

©Citigroup Information contained herein is for Internal Use only and is proprietary to Citigroup

Level 1:  (Located within the Command Center)

GNCC Level 1 performs the following functions:

➢	Provides a 24 by 7 Single point of contact for all LAN and WAN troubles referred from general help desks or received through proactive alert monitoring.
➢	Provides consistent level 1 monitoring across all networks
➢	Perform Problem Determination – Identifies and isolates common problem.
➢	Escalate to Level 2, vendors and carriers as needed.
➢	Creates Trouble Ticket for all severity 1, 2 and 3 alerts.
➢	Executes Layer 2 switch port Move/Add/Change (MAC) requests
➢	Provides support for Continuity of Business (COB) Testing
➢	Follow up on all unauthorized and authorized network changes utilizing our proprietary “Watch Dog” system.

Troubles that are too complex or time consuming for GNCC Level 1 (i.e. greater than 30 minutes with no clear path to resolution0 are escalated to GNCC level 2.  During these “warm transfers,” calls are placed directly from one technician or manager to another and trouble tickets are re-assigned to the Level 2 VT ticket queue.

In addition to the aforementioned 30-minute guideline, the following situations require escalation to, or at minimum, consultation with Level 2:

➢	Engineering involvement
➢	Cisco cases (with the possible exception of RMA hardware cases.)
➢	Sniffer traces or other detailed analysis
➢	Decisions relating to Operating System software versions.
➢	Changes to the original network architecture or design resulting from the trouble resolution process (e.g. circuit or device redundancy.)

Level 2:  (Located within the Command Center)

➢	Performs Problem Determination – Identifies, isolates, diagnoses and resolves common LAN/WAN network problems that are too complex or time consuming for Level 1.
➢	Submits EMS notifications and/or SWAT pages for all Severity 1 and select Severity 2 outages.
➢	Tracks daily network capacity exceptions
➢	Escalates to on-site support, vendors, carriers or Level 3 as needed.

Level 3:  (Located within the Command Center)\

The GNCC Level 3 group serves as the final escalation point for problems within the GNCC.  For severe outages, Level 3 may request continued support and involvement from Level 2 as required.  Level 3 provides problem management expertise to control the flow and direction of the troubleshooting process until resolution is achieved.

In addition to handling business-impacting issues, Level 3 also performs the following roles and responsibilities:

➢	Performs Problem Determination – Identifies, isolates, and diagnoses high impact and complex problems.
➢	Performs yearly Network hardware/software audits.
➢	Performs yearly Network Design Configuration reviews (currently NA only)
➢	Escalates to Level 4 (Network Engineering) and/or Cisco NSA as needed.
➢	Review and approve operations turnover documentation from Network Integration/Engineering

Configuration Management (Shift teams located within the Command Center, day support team located outside the Command Center)

➢	Single point of contact for all network changes
➢	Reviews and approves all network changes
➢	Ensure all network changes are scheduled within the business approved green zones
➢	Implements the majority of scheduled network changes
➢	Performs pre/post change checkouts as noted in the change
➢	Control the acceptance process of all new equipment managed by the GNCC
➢	Produces weekly change MIS

Dedicated Business Manager (US GNCC) & Duty Managers (EU GNCC) (Premium Service)

➢	Manages all business related network outages and issues.
➢	Attends all Business conference calls (daily status calls and outage calls)
➢	Liaison between Network Operations, Engineering & Application Support.
➢	Track and manages all network chronic issues
➢	Track short and long term action items as a result of all Severity 1 and 2 outages.
➢	Review selected high profile/high exposure Network Configuration changes, perform risk analysis and notify customer.
➢	Track and participate in all major network business initiatives.

On-site Support:  (Located outside the Command Center and usually within major hub sites.  For locations where onsite staff does not exist, the GNCC Level 2 group will remotely perform these functions leveraging 3rd party vendors)

Note:  Onsite groups, depending on regional structure, are referred to as:  Service Delivery Teams (SDT), Country support, Integration, Regional support, etc.

➢	Provide hands-on break/fix support at major network hub locations. Resolve complex WAN/LAN problems escalated from the GNCC Level 1 or 2 support groups.
➢	Coordinate network changes with business, local engineering and integration teams.
➢	Perform physical, hands-on changes and provide on-site control checks and verification

Detailed List of GNO Functions

Problem Management

•	Consistent 24X7 proactive monitoring of alarms and alerts from IP-based network devices
•	Single point of contact for network related problems
•	Initial triage/correlation/resolution of hardware, software and circuit-related troubles
•	Detailed analysis and resolution of complex networking issues.
•	Logging of all information during the problem management lifecycle including scope, impact, actions taken and root cause
•	Root cause analysis and proactive resolution where needed to minimize or eliminate the possibility of reoccurrence in any part of the network.
•	Regular escalation and notification to ensure expedited resolution and awareness.
•	Comprehensive web-based detail and trending reports for network troubles.
•	Issuance of postmortems with continued follow up on long term action items and root cause

Change Management

•	Consistent 24X7 monitoring of all unauthorized and authorized network changes utilizing our proprietary “Watch Dog” system.
•	Submission, execution, and logging of all network configuration changes
•	Daily reconciliation of changes made in the environment
•	Submission, and execution of operating system and/or configuration changes required for identified bugs or vulnerabilities
•	Processing of Layer 2 switch port MAC (move, add, change) requests

Continuity of Business (COB)

•	Development, documentation and maintenance of an effective internal continuity of business plan covering all aspects of operations.
•	Regular testing of GNCC operations COB plan with documented results including call tree escalation tests and annual GNCC Command Centre Cob tests
•	Provide support, as needed, for all business COB scenarios (including participation in regularly scheduled testing and development of technical COB plans for business specific COB support.)

Project Management

•	Life cycle management of all network-related projects including expedited assumption of new business resulting from mergers and acquisitions
•	Project manager assigned as a single point of contact for client, internal resources and interested parties.
•	Standardized project management lifecycle procedure used to document and control all project activities from inception to closure
•	Regular meetings and signoff’s with the client and interested parties are held to ensure that project objectives and goals are being met
•	Provide a seamless implementation and turnover process of the project deliverables.

Asset Management

•	Initial input and maintenance of device details including specific hardware/software attributes, location, vendor maintenance information, contacts, etc.
•	Perform monthly inventory reconciliation
•	Ensure all network devices are registered and certified according to GTAM standards.

Performance Monitoring

•	Ensure all devices are entered into the capacity management system (Vital Suite)
•	Review and action upon exceptions to established performance and capacity thresholds (e.g. CPU utilization, available memory, etc.)

Vulnerability & Threat Remediation and Product End-of Support Upgrades

•	Formally review and accept turnover of Remediation of a Threat or Vulnerability (VTM)
•	Address Vendor Support Issues (e.g. Product End-of-Life, End-of-Sale, Product Advisory)
•	Ensures global network operations-managed awareness, deployment, tracking and convergence of the production-certified solutions to affected network device related technology assets.

Scan router/switch configuration files for security gaps and ensure secure builds are in place.

Control Management

•	Scan router/switch configuration files for security gaps and ensure standard templates – Regular scans of router/switch configuration files to uncover security gaps and/or potential vulnerabilities.
•
Compliance and control development and oversight – Development of efficient and effective imbedded control environment including task reminders, management oversight, evidence gathering/maintenance, etc.

•	Act as the single point of contact for all audits.

Embedded Controls and Best Practices

•	Proactive Backup Link Testing - Proactive testing of analog or ISDN dial backup links at regular or customer defined intervals
•	Proactive Out of Band Testing - Proactive testing of out of band device access testing at regular or customer defined intervals
•	Proactive Device/system Configuration Backups - Proactive backup of device and/or system configurations at regular or customer defined intervals
•	Scanning of switch ports - A facility is available via the EMS website to get reports on ports. This can be used by each country/business for review.
•	Write router/switch configuration files to a backup server weekly for COB and device recovery – Regular download of active configuration files in devices to ensure a backup copy is available.
•	Issue a Post Mortem with action plan for every Severity 1 outage.
•	Documentation and maintenance of detailed operating procedures – Development and maintenance of detailed operating procedures utilized within the environment.

Service Performance Measures

The following service standards apply unless otherwise specified.  These standards do not apply to outages as a result of Acts of God, natural disasters, or power outages at a location that does not have diverse sources of electric power or local backup/generator capability.

In addition, these service standards do not apply to local carrier outages in locations that do not have local carrier diversity (and therefore have a single point of failure), nor do they apply to single threaded connections/configurations approved or acknowledged by the business.

Global Data Network Service Availability

Networks 24x7	Global Data Network Uptime	99.99%

Average Time to Repair Outages

Severity 1 Outage – defined as critical, franchise threatening incident resulting in high external customer visibility and/or a substantial risk to Citigroup’s reputation or monetary stability	4 hours
Severity 2 Outage – defined as high, non-franchise threatening incident affecting multiple internal or external clients or an incident that is reviewed and deemed to be chronic.	8 hours
Severity 3 Outage – defined as an incident affecting a single production end user or a development system.	24 hours

Problem Management Performance Targets

The GNCC problem management severity definitions and performance targets are aligned with the TI global standards detailed below.

	Severity 1	Severity 2	Severity 3
Definitions:
All outages to a business and/or site affecting critical services for external and/or internal clients which results in negative client perception, monetary impact, potential loss of opportunity, or a substantial risk to Citigroup reputation.

Any degradation of service to a business and/or site affecting external and/or internal clients or a failure in technology infrastructure diversity/redundancy.  If degraded service or diversity/redundancy is not resolved to a standard it could lead to monetary loss or a substantial risk of Citigroup reputation.  Recurring/chronic degradation of service or diversity/redundancy must be classified as Severity 1.
A low impact incident affecting a single user, multiple users or a development system.
Guidelines:
• Vulnerabilities
• Major system, network, application, voice, etc. failures
• Data Corruption
• 100% customer facing devices unavailable
• Degradation of time critical services
• Single branch that is isolated from the infrastructure.
		• Major system failures where seamless fail-over exits • Degradation of non-time critical services • Degradation of Customer facing devices/applications services	• Single Customer outage
Outage Reporting:	Mandatory	Optional	Not required
Resolution Time:	4 hours	8 hours	24 hours

Note Regarding LAN Support:

The Customer provides its own LAN support (Server and Desktop).  The Service Provider will provide diagnostic support to determine if a problem is a WAN or LAN problem.  The Service Provider will provide additional support, on an as- needed basis for projects and capacity planning.

©Citigroup Information contained herein is for Internal Use only and is proprietary to Citigroup

Exhibit A5 – Voice Services

Telephone and PBX Support

The following describes the support arrangements and service level objectives for Telephone and PBX support at the Customer locations at 99 Garnsey Road, Pittsford, New York and also at 750 Washington Boulevard, 9th Floor, Stamford, CT.

1.	Normal Telephone and PBX site coverage shall be from 8:00 AM to 5:00 PM daily, Monday through Friday.
2.	Supported Equipment:
•	Telephones, Voicemail, Cable Plant (excluding LAN) and PBX.
3.	After Hours Support (Nights and Weekends):
•
Service Provider agrees to provide After Hours and Weekend Coverage/Support (5:00 PM to 8:00 AM, Monday through Thursday and Friday 5:00 PM through Monday 8:00 AM) as follows:  Emergency call out or phone support for only Multiple User outage and/or Critical Functions.  After hours support and response time subject to Service Provider personnel availability and travel time.

•
Planned Projects and Move, Add and changes that require After Hours Support:  Student Loans Corporation agrees to provide a minimum of ten (10) business days prior notification for requested After Hours coverage/support.

•	After hours support (nights and weekends), may incur additional charges from that will be charged back to the Customer.

4.	Moves, Adds and Changes during normal coverage hours:
•	1 to 24 MACs: A minimum of five (5) business days notification
•	24 to 50 MACs: A minimum of ten (10) business days notification
•	50+ MACs: A minimum of thirty (30) business days notification
•	Emergency MACs: to be negotiated on a case by base basis

5.	Mean time to Repair Troubles:
•	Service Provider will provide the MTTR:
•	Telephone Repair: 10 or less phones, will be fixed by 5:00 PM the next business day.
•	PBX Problems: 4 hour response time, repair time is variable dependent upon severity of the problem.

6.	Availability:
•	Voice Availability Standard: 99.5%
•
The availability will be measured for both Peak (Monday through Friday, 6:00am to 12:00am and Saturday 8:00am to 6:00pm) and Off peak (Tuesday through Saturday, 12:00am to 6:00am and Saturday 6:00pm through Monday 6:00am).  Note:  Scheduled outages will not be counted as downtime for the Availability report.

•
Excludes downtime due to lack of redundant electric power and any power outage in such an environment.  Higher availability can be guaranteed by provision of diversely sourced and routed electric power sources and by installation of backup measure such as UPS and diesel generator capability at the location.

©Citigroup Information contained herein is for Internal Use only and is proprietary to Citigroup

Exhibit A6 – E-mail Services

Exchange Server Messaging Platform

Objective

This document establishes the service level targets for the SOE (Standard Operating Environment) Exchange Messaging Platform and associated support services.

Purpose

This document defines the key services, activities, roles and responsibilities associated with the Exchange Platform.  It documents the standards for service delivery to the business areas and provides a common reference for support personnel.

This document details:
•	Exchange Service Platform services
•	Contacts for acquiring a service
•	Target Service Levels
•	Roles and Responsibilities of Exchange Server Platforms and their Customers
•	Hours of Operation
•	Response times for Service Disruptions

©Citigroup Information contained herein is for Internal Use only and is proprietary to Citigroup

Key Customer Services:

•	Service
•	Target Service Level
•	Contact
•	Messaging Team Responsibilities
•	Business Technology Reps.

Responsibilities:

1.	Communicate strategies, projects, service levels, and capacity utilization.

Publish Server disruption reports via the weekly ITO operations meeting.

•	Exchange Core
•	Publish Reports
•	Attend Weekly Meetings
•	Review Reports
•	Provide Future Customer Technical And Communication Requirements.

By Seat Expansion:

2.	Acquire, configure, install, document & maintain E-Mail environments.

Perform HW and SW preventive and adaptive maintenance

3.	Acquire, configure, install, document & expand E-Mail environments.

Perform HW and SW preventive and adaptive maintenance

•	Turn-around time from request for new HW and SW to quote, 1 week.
•	Turn-around time for requests that utilize existing HW and SW, 2 weeks.
•	Average time to receive HW and SW from completed PO, 8 weeks.
•	Messaging Software to be maintained at Vendor Supported levels.

By Seat Expansion:

•	Regional Messaging Contacts (Exchange Core)

By Large Projects:

Project Office:

•	Oversee purchasing/acquisition of HW and SW
•	Oversee Integration team HW and SW Installation and Configuration
•	Install/Configure Messaging Software
•	Burn in to productions levels
•	Interface with Wintel for Server Compatibility with Messaging Software
•	Maintain Messaging application version levels that are best for environment
•	Provide Business Specific requirements

4.	Grant or change access to systems, applications – if approved by Management, Compliance, Legal, or combination of with resource owner.
•	Turn-around time for new access 2 days (M-F 7:00-17:00)
•	Turn-around time for change 2 days (M-F 7:00-17:00)
•	Regional Messaging Representative (Exchange Core)
•	Check access changes with resource owner
•	Check MSS Support Folder for new cases to maintain turn-around time
•	Provide all changes via proof of approval
•	Provide list of changes,Location of resource, Users, type of access needed

5.	Maintain system availability
•	99.9% availability
•	Weekly maintenance hours. 12am until 6am on Sunday (6 hours)
•	Quarterly planned maintenance weekend, communicated 1 week in advance.
•	Emergency downtime communicated to the Help Desk and customer contacts within 30 minutes of awareness
•	Regional Messaging Representative (Exchange Core)
•	Proactively monitor server health
•	Provide a central point of contact for each application who can notify their business community of the scheduled and emergency outages
•	Communicate
•	Availability for technology transition and troubleshooting

6.	To maintain reasonable response times for messages delivery for internal and external message.

NOTE:	Assumptions: Average message size is equal to 32KB. Messages do not contain attachments.

•	95% of SOE Exchange Messages Delivered Within 15 Minutes. 95% of external messages delivery attempted within 15 minutes.
•	All SOE Exchange messages delivered within 30 minutes.
•	All external messages with attempted delivery within 30 minutes
•	Regional Messaging Representative (Exchange Core)
•	Proactively monitor And react to E-Mail message metrics
•	Communicate
•	Provide feedback on state of the system

7.	Provide E-mail Account Acquisition
•	Complete request In 1 hour pending availability in GEMS
•	MSS
•	Ensure Uniqueness
•	Verify Directory Information
•	Test New Mailbox
•	Complete Information

8.	Address Acquisition
•	Complete request within 24 hours from mailbox creation
•	*GT Global Electronic Directory team
•	E-Mail address provision
•	Maintenance of Add User and Mailbox Creation
•	Verify processed and accuracy of address

9.	Provide Distribution List Management Process
•	Complete request within 48 hours
•	MSS
•	Create skeleton and assign permission owner
•	Provide initial list, description, name, and owners

10.	Provide Public folder Management Process
•	Complete request within 48 hours
•	MSS
•	Create folder in appropriate tree with the appropriate permissions
•	Provide required Public Folder Information (Limits, Permissions)

11.	Provide data recovery services in case of system or administrative mishap – customer file restores or the availability of deleted item retention for mailboxes and public folders.

*NO RESTORES DUE TO USER DELETION OF MSGS.
•	Recovery process will begin within 4 hours of notification for production systems upon approval and resource requirement determination.
•
Time to recover depends on amount of data to be restored & location of tapes (e.g. of-site).  Data Restores can take up to 48 hours elapsed time.  All possible measures to expedite the restore will be used.

•	MSS for restores
•	Local SA’s to assist with recovering from users deleted item retention.
•	Respond to appropriate backup/recovery request
•	Backup data once a day
•	Tape rotation to offsite location
•	Test backups
•	Maintain 7 days of deleted Item Retention for Mailboxes
•	Maintain 30 days of deleted item retention for Public folders
•	Provide exact name, and specific date of data to be restored

12.	Provide account deletion procedures
•	At 24 hours of departure (Disable)
•	At 30 days of departure (Delete)
•	Alias (Delete) 24 hours
•	MSS
•	*GT Global Electronic Directory team
•	Process HR Termination feeds accordingly on daily basis
•	Notification of exceptions to standard policy

13.	Resolve service disruption problems and issues
•	Respond per Service Disruption Priorities
•	Regional Messaging Representative (Exchange Core)
•	Respond to page of server outage within 15 minutes during local business hours, 8am – 6pm, and within 30 minutes during off-hours
•	Call Help Desk down line for service disruption
•	Notify Customer and Help Desk of problem resolution
•	Contact the Regional Messaging Representative when a problem is detected with the server.

Hours of Operation

The following maintenance schedule applies to all SOE Exchange environments, except where a separate agreement is in place with the business unit.

System Availability

24 hours a day 7 days a week, except for weekly and quarterly scheduled maintenance.

Emergency Maintenance

Emergency maintenance events will be scheduled between the hours of 1:00am until 4:00am, EDT.

Weekly Maintenance

Systems will remain operational during the weekly maintenance window unless maintenance is required.  Downtime for systems will be scheduled and communicated.  The standard weekly maintenance window is Sunday 12:00am until 6:00am, EDT.

Quarterly Maintenance

Scheduled and communicated 2 weeks prior to maintenance weekend.  Maintenance hours are Friday from 6:00pm until Sunday 6pm, EDT.

Business Hours

Business Hours are Monday to Friday from 8:00am until 6:00pm EDT.

Messaging Service Disruption Priorities

Type of Disruption	Call Back time	Examples
Emergency Down	30 Minutes	System unavailable; Application unavailable due to system or system component issues
Emergency – Not Down	2 Business Hours	Performance degradation
Emergency – Request	8 Business Hours	Time sensitive file restore
Prompt Down	2 Business Days	Application unavailable, but resolution not time-critical
Prompt – Not Down	2 Business Days	Application unavailable, user has work-around
Prompt – Request	2 Business Days	Security changes

Messaging Operations and Support Contacts

Messaging Operations and Support Contacts

Helpdesk / Support:                                                         Help Desk 1-800-435-7612
    Weehawken Command Center – 1-201-601-7444

North American Region (NAM) –
E-mail Dl:  * GT US Messaging Operations

Contact information:

Operations Manager	Name: Columbus Cooper
Phone: 1-908-563-3224

Engineering Manager	Name: Gerardo Pelayo
Phone: 1-908-563-3291

Support Manager	Name: Joseph Felter
Phone: 1-908-563-3288

©Citigroup Information contained herein is for Internal Use only and is proprietary to Citigroup

Exhibit A7 – CLIENT COMPUTING AND PERSONAL COMPUTER (PC) SUPPORT

Service Provider shall provide to Customer management of client computing, associated infrastructure and vendors, as well as 24X7 helpdesk functions supporting the overall computing environment.  Service Provider shall provide an onsite support representative in each of Customer’s locations in Stamford, CT and Rochester, NY.  Such representatives shall assist onsite users with resolving PC related issues, and shall be responsible for asset collection and distribution in support of the termination or new hire process.  Such services shall also include use of the central Citi Helpdesk and onsite support.  Inclusive in the services provided are helpdesk tools such as marketplace, Perigrine, Infoman and Password Management Tools, and such other tools as may be provided from time to time.

©Citigroup Information contained herein is for Internal Use only and is proprietary to Citigroup

CTI Product Card - North America
				Monthly Rate		Annual Rate
Sub-Product Code	Sub Product Name	Driver	Description	2009	2010	2009	2010	2010 % B/(W) 2009
Intra-Technology charge (400090)
40009000008	Intra-Tech Other / Misc	Actual Cost	Intra- Technology charges not fitting into the major categories in the Intra-Tech product group	$0.00	$0.00	$ -	$ -	0.0%
Data Center (402001)
40200100001	I-Series	Fixed	AS400 support for Solana based AS400 systems.	$0.00	$0.00	$ -	$ -	0.0%
40200100274	I-Series Partition	per Partition	iSeries Partitions Charge		$833.33		$ 9,999.96
40200100275	I-Series Image	Per GB	iSeries Images Charge		$1.23		$ 14.76
40200100010	Mainframe CPU	MIPs	CPU - Measured by the 24-hour average of all weekdays during the month	$237.00	$218.00	$ 2,844.00	$ 2,616.00	8.0%
40200100017	DC Dedicated	Fixed	Dedicated support for specific applications within Consumer Data Center	$0.00	$0.00	$ -	$ -	0.0%
40200100019	Mainframe Tape	Tape Slots	Number of non-scratch cartridges owned by the business (includes system and application data)	$0.95	$0.95	$ 11.40	$ 11.40	0.0%
40200100025	Tandem	Fixed	Support of applications which run within the Tandem environment	$0.00	$0.00	$ -	$ -	0.0%
40200100053	Data Center Database Support	Hours	Dedicated support of client databases	$125.00	$125.00	$ 1,500.00	$ 1,500.00	0.0%
40200100058	DC Storage - Archival	per GB	Allocated disk space at month-end, including system, work space, application space, etc.	$0.75	$0.40	$ 9.00	$ 4.80	46.7%
40200100059	DC Dedicated Server Hardware	Fixed	Charge for non standard hardware requirements	$0.00	$0.00	$ -	$ -	0.0%
40200100060	DC Dedicated Server Support	Fixed	Charge for non standard support requirements	$0.00	$0.00	$ -	$ -	0.0%
40200100061	DC Dist Sys Serv Hdwr Unix Tier 1	Per Server CPU	Charges for Hardware associated with Solaris Servers	$117.10	$117.10	$ 1,405.20	$ 1,405.16	0.0%
40200100062	DC Dist Sys Serv Hdwr Unix Tier 2	Per Server CPU	Charges for Hardware associated with Solaris Servers	$137.36	$137.36	$ 1,648.32	$ 1,648.36	0.0%
40200100063	DC Dist Sys Serv Hdwr Unix Tier 3	Per Server CPU	Charges for Hardware associated with Solaris Servers	$201.20	$201.20	$ 2,414.40	$ 2,414.44	0.0%
40200100064	DC Dist Sys Serv Hdwr Unix Tier 4	Per Server CPU	Charges for Hardware associated with Solaris Servers	$297.47	$297.47	$ 3,569.64	$ 3,569.61	0.0%
40200100065	DC Dist Sys Serv Hdwr Unix Tier 5	Per Server CPU	Charges for Hardware associated with Solaris Servers	$705.84	$705.84	$ 8,470.08	$ 8,470.03	0.0%
40200100066	DC Dist Sys Serv Hdwr Unix Tier 6	Per Server CPU	Charges for Hardware associated with Solaris Servers	$901.41	$901.41	$ 10,816.92	$ 10,816.88	0.0%
40200100067	DC Dist Sys Serv Hdwr Unix Tier 7	Per Server CPU	Charges for Hardware associated with Solaris Servers	$1,366.52	$1,366.52	$ 16,398.24	$ 16,398.24	0.0%
40200100068	DC Dist Sys Serv Hdwr Wintel Tier 1	Per Server CPU	Charges for Hardware associated to X86 Servers	$175.00	$170.00	$ 2,100.00	$ 2,040.00	2.9%
40200100069	DC Dist Sys Serv Hdwr Wintel Tier 2	Per Server CPU	Charges for Hardware associated to X86 Servers	$182.14	$170.00	$ 2,185.68	$ 2,040.00	6.7%
40200100070	DC Dist Sys Serv Hdwr Wintel Tier 3	Per Server CPU	Charges for Hardware associated to X86 Servers	$200.00	$200.00	$ 2,400.00	$ 2,400.00	0.0%
40200100071	DC Dist Sys Serv Hdwr Wintel Tier 4	Per Server CPU	Charges for Hardware associated to X86 Servers	$225.00	$200.00	$ 2,700.00	$ 2,400.00	11.1%
40200100072	DC Dist Sys Serv Hdwr Wintel Tier 5	Per Server CPU	Charges for Hardware associated to X86 Servers	$300.00	$280.00	$ 3,600.00	$ 3,360.00	6.7%
40200100084	DC Distributed Systems Tape Storage	per GB	Charges for Server related information stored on Tape media. Gigabytes of storage on Tape	$0.75	$0.68	$ 9.00	$ 8.10	10.0%
40200100085	DC Storage - Gold Tier	per GB	Allocated disk space at month-end, including system, work space, application space, etc.	$1.76	$1.40	$ 21.12	$ 16.80	20.5%
40200100086	DC Mainframe Linux CPU	Per linux CPU	Charges associated to Mainframe Hardware running Linux operating system.	$58.33	$58.33	$ 699.96	$ 699.96	0.0%
40200100087	DC Storage - Silver Tier	per GB	Allocated disk space at month-end, including system, work space, application space, etc.	$0.90	$0.75	$ 10.80	$ 9.00	16.7%
40200100122	DC Storage - Gold Tier (Srvr)	Gigabytes	Allocated disk space at month-end, including system, work space, application space, etc.	$1.76	$1.40	$ 21.12	$ 16.80	20.5%
40200100124	Mainframe Linux CPU	MIPs	Charges associated to Mainframe Hardware running Linux operating system.	$50.00	$20.83	$ 600.00	$ 249.96	58.3%
40200100125	Mainframe TPF CPU	TPF MIP	Cost associated with the TPF environment. Covers Mainframe Processors and related expenses, Storage and support.	$0.00	$0.00	$ -	$ -	0.0%
40200100126	Mainframe Zaap CPU	MIPs	Charges associated to Mainframe Hardware running Zaap Engines.	$20.83	$20.83	$ 249.96	$ 249.96	0.0%
40200100127	Data Center Distributed Server Suppo	Per Server	Operating System Support (by TI System Administrators) for Business applications running on TI Servers	$0.00	$0.00	$ -	$ -	0.0%
40200100128	DC Storage - Gold Tier	per Gigabyte	Allocated disk space at month-end, including system, work space, application space, etc.	$1.76	$1.40	$ 21.12	$ 16.80	20.5%
40200100129	DC Storage - NAS	per GB	Allocated disk space at month-end, including system, work space, application space, etc.	$0.90	$0.75	$ 10.80	$ 9.00	16.7%
40200100130	Server IBM P-Series Tier 1	Per Server CPU	HW cost includes Depreciation, HW Maintenance, Power, Heat, Premises, AIX OS, Partition Load Manager, Virtual I/O Server, Tivoli Ent. and HMC Console. IBM P520/p550 -- 1.65 MHz.	$612.91	$612.91	$ 7,354.92	$ 7,354.96	0.0%
40200100131	Server IBM P-Series Tier 2	Per Server CPU	HW cost includes Depreciation, HW Maintenance, Power, Heat, Premises, AIX OS, Partition Load Manager, Virtual I/O Server, Tivoli Ent. and HMC Console. IBM P570 -- 1.65 MHz.	$737.20	$725.00	$ 8,846.40	$ 8,700.00	1.7%
40200100132	Server IBM P-Series Tier 3	Per Server CPU	HW cost includes Depreciation, HW Maintenance, Power, Heat, Premises, AIX OS, Partition Load Manager, Virtual I/O Server, Tivoli Ent. and HMC Console. IBM P570 -- 1.90 MHz.	$875.00	$750.00	$ 10,500.00	$ 9,000.00	14.3%
40200100133	Server IBM P-Series Tier 4	Per Server CPU	HW cost includes Depreciation, HW Maintenance, Power, Heat, Premises, AIX OS, Partition Load Manager, Virtual I/O Server, Tivoli Ent. and HMC Console. IBM P590/p595 -- 1.65 MHz.	$998.20	$799.00	$ 11,978.40	$ 9,588.00	20.0%
40200100134	Server IBM P-Series Tier 5	Per Server CPU	HW cost includes Depreciation, HW Maintenance, Power, Heat, Premises, AIX OS, Partition Load Manager, Virtual I/O Server, Tivoli Ent. and HMC Console. IBM P590/p595 -- 1.90 MHz.	$1,235.00	$1,000.00	$ 14,820.00	$ 12,000.00	19.0%
40200100135	Server IBM P-Series Infrastructure S	Per LPAR	Infrastructure Software includes: USM Software, eTrust/SeOS, KeON UPS/BOKS, PowerBroker/PowerPak, ISS System Scanner, Backup Software, Veritas Netbackup Media Server, Monitoring Software, BMC Patrol (KM for OS, Oracle, WebLogic and WebSphere), Capacity P	$40.25	$40.25	$ 483.00	$ 483.00	0.0%
40200100144	DC Storage - Gold Tier (Srvr)	Gigabytes	Allocated disk space at month-end, including system, work space, application space, etc.	$1.76	$1.40	$ 21.12	$ 16.80	20.5%
40200100146	Mainframe Disaster Recovery	Actual	Covers the cost of maintaining Disaster Recovery Facility with sufficient resources for the continuation of critical Business functions. Includes Mainframe processors and related equipment, support and premises.	$0.00	$0.00	$ -	$ -	0.0%
40200100147	Business Specific Distributed Softwa	Actual	Software that is specifically requested by the Business to be installed into the environment. This covers both Operating Systems, Utilities and Applications software.	$0.00	$0.00	$ -	$ -	0.0%
40200100148	Business Specific Mainframe Software	Actual	Software that is specifically requested by the Business to be installed into the environment. This covers both Operating Systems, Utilities and Applications software.	$0.00	$0.00	$ -	$ -	0.0%
40200100150	TPF environment	Actual	Cost associated with the TPF environment. Covers Mainframe Processors and related expenses, Storage and support.	$0.00	$0.00	$ -	$ -	0.0%
40200100151	Business Requested Application Suppo	Actual	Application support that the Business has requested CTI to perform instead of or in addition to the Business`s own development team.	$0.00	$0.00	$ -	$ -	0.0%
40200100160	DC Server Memory - Wintel	per GB	Charges for additional RAM memory in excess of 4GB per CPU for Wintel and 8GB per CPU for Unix	$11.00	$8.00	$ 132.00	$ 96.00	27.3%
40200100161	DC Server Memory - IBM P-Series	per GB	Charges for additional RAM memory in excess of 6GB per CPU	$53.12	$53.12	$ 637.44	$ 637.39	0.0%
40200100162	DC Server Infrastructure SW - Unix	per Image	Charges for Software associated to Unix Servers. This includes the following Applications:	$40.25	$40.25	$ 483.00	$ 483.00	0.0%
40200100163	DC Server Infrastructure SW - Wintel	per Image	Charges for Software associated to Unix Servers. This includes the following Applications:	$122.54	$122.54	$ 1,470.48	$ 1,470.48	0.0%
40200100170	Mainframe Ziip CPU	MIPs	Charges associated to Mainframe Hardware running Ziip Engines.	$20.83	$20.83	$ 249.96	$ 249.96	0.0%
40200100175	DC Server - Shared Support	Per Server	Support of client Distributed Servers covers both direct and indirect support requirements.	$219.00	$181.75	$ 2,628.00	$ 2,181.00	17.0%
40200100186	GRID Compute Node - DL-145	per Server	Total Charge for each DL-145 Compute Node Server in the GRID. Includes the HW, Network Connection and Support.	$510.74	$478.12	$ 6,128.88	$ 5,737.41	6.4%
40200100187	GRID Compute Node - DL-585	per Server	Total Charge for each DL-585 Compute Node Server in the GRID. Includes the HW, Network Connection and Support.	$735.50	$702.88	$ 8,826.00	$ 8,434.50	4.4%
40200100191	VM O/S SW	Per VM	1xOperating System (OS) instance per VM	$30.22	$30.22	$ 362.64	$ 362.64	0.0%
40200100192	VMware SW	Per CPU	New Software: Vmware is charged per CPU (on hosts)	$66.97	$66.97	$ 803.64	$ 803.64	0.0%
40200100193	VMWare Maintenance	Per CPU	Support for Vmware software-- per CPU	$11.21	$11.21	$ 134.52	$ 134.48	0.0%
40200100194	VM Direct Support	Per VM	Direct SA support per VM	$299.57	$254.63	$ 3,594.84	$ 3,055.61	15.0%
40200100199	I-Series Processor	Per CPW	Hardware, Software & Support expense associated with Solana based AS400 systems.	$12.20	$10.18	$ 146.40	$ 122.16	16.6%
40200100200	I-Series Storage	Per GB	Storage associated with I-Series	$2.40	$1.86	$ 28.80	$ 22.32	22.5%
40200100201	I-Series Tape	Per Slot	Tape associated with I-Series	$9.20	$7.96	$ 110.40	$ 95.52	13.5%
40200100202	GRID Compute Node - DL-360	per Server	Total Charge for each DL-360 Compute Node Server in the GRID. Includes the HW, Network Connection and Support.	$475.50	$442.88	$ 5,706.00	$ 5,314.50	6.9%
40200100206	Solaris Direct Support	Per local zone	Direct SA support per local zone	$350.00	$297.50	$ 4,200.00	$ 3,570.00	15.0%
40200100208	Vax/VMS Dedicated Environment	Actual Cost	Represents charges for hardware and software and indirect support for that environment	$0.00	$0.00	$ -	$ -	0.0%
40200100210	Premium Server Support	Per Server	For Dedicated SA Support time that exceeds the level of support provided in the normal Server Support charge	$350.00	$350.00	$ 4,200.00	$ 4,200.00	0.0%
40200100211	GRID - DL580 G5 - Quad Core	Per server	Total Charge for each DL-580 G5 Quad Core Compute Node Server in the GRID. Includes the HW, Network Connection and Support.	$885.50	$852.88	$ 10,626.00	$ 10,234.50	3.7%
40200100213	DC Dist Systems - Tape Retention	per GB, per month	The Retention charge for Distributed Tape based on the number of months the data is stored. Formerly embedded in Tape per GB charge.	$0.02	$0.02	$ 0.22	$ 0.20	9.9%
40200100214	DC Server Memory - Unix (High Tiers)	per GB	Charges for Additional RAM memory in excess of 8GB per CPU for T series and V4440 and V4240 servers.	$11.00	$9.00	$ 132.00	$ 108.00	18.2%
40200100215	DC Server Memory - Unix (Low Tiers)	per GB	Charges for Additional RAM memory in excess of 8GB per CPU for E series and V480 and V490 servers.	$22.00	$22.00	$ 264.00	$ 264.00	0.0%
40200100216	Direct Attached Storage	Actual Cost	Charges for Internal & Direct attached storage devices pertaining to Servers to recoup cost of physical device, data center hosting costs, and any associated support.	$0.00	$0.00	$ -	$ -	0.0%
40200100217	Direct Server Support - Unix	Per Server	Charge for Direct SA support for Distributed Unix Servers	$399.29	$335.40	$ 4,791.48	$ 4,024.84	16.0%
40200100218	Direct Server Support - Wintel	Per Server	Charge for Direct SA support for Distributed Wintel Servers	$340.00	$285.60	$ 4,080.00	$ 3,427.20	16.0%
40200100219	DC Srvr - Per CPU SW - IBM P-Series	Per Server CPU	Charges for Software Liceneses & Maintenance that resdies on the server (formerly embedded in HW CPU rate). Includes: Veritas Storage Foundation Enterprise, Veritas Volume Replicator and PowerPath.	$149.75	$140.00	$ 1,797.00	$ 1,680.00	6.5%
40200100220	DC Server - Per CPU SW - Unix	Per Server CPU	Charges for Software Liceneses & Maintenance that resdies on the server (formerly embedded in HW CPU rate). Includes: Veritas Storage Foundation Enterprise, Veritas Volume Replicator and PowerPath.	$137.25	$130.00	$ 1,647.00	$ 1,560.00	5.3%
40200100221	GRID Compute Node - BL460c	per Server	Total Charge for each BL460c Compute Node Server in the GRID. Includes the HW, Network Connection and Support.	$425.50	$392.88	$ 5,106.00	$ 4,714.50	7.7%
40200100222	GRID Compute Node - BL685c	per Server	Total Charge for each BL685c Compute Node Server in the GRID. Includes the HW, Network Connection and Support.	$600.00	$600.00	$ 7,200.00	$ 7,200.00	0.0%
40200100223	GRID Compute Node - BL680c	per Server	Total Charge for each BL680c Compute Node Server in the GRID. Includes the HW, Network Connection and Support.	$635.00	$635.00	$ 7,620.00	$ 7,620.00	0.0%
40200100224	DC Dedicated Support	Actual Cost	Dedicated Data Center Support	$0.00	$0.00	$ -	$ -	0.0%
40200100225	VMWare SW per ESX Host	per ESX Host	Infra SW required to operate a VMWare ESX server. Includes: CA eTrust Audit, BMC Performance Assurance, Tivoli Enterprise Console	$8.70	$8.70	$ 104.40	$ 104.42	0.0%
40200100226	VMWare SW per VM	per VM	Infra SW required to operate a VM instance. Includes: CA eTrust Audit, BMC Performance Assurance, Tivoli Enterprise Console	$34.28	$34.28	$ 411.36	$ 411.36	0.0%
40200100246	Low Cost Storage	per GB	HW, SW, Maintenance and support cost associated with Clariion AX-4 Platfrom low cost storage solution	$0.25	$0.19	$ 3.00	$ 2.28	24.0%
40200100271	DC Distributed SW - EOL	Per Server	Passthrough of Vendor Maintenance support costs for EOL Software such as Solaris 8, Sybase 12, Oralcle 9i and Windows SQL 2000	$0.00	$100.00	$ -	$ 1,200.00	N/A
Desktop (402002)
40200200004	Desktop Infrastructure	per Desktop	This includes File & Print Servers, network Printers and all Desktop back-end Infrastructure	$41.00	$41.00	$ 492.00	$ 492.00	0.0%
40200200006	Desktop Non-SOE Support -	Per Desktop	This includes the system administrator and help desk costs which provide the basic support for the non-SOE desktop environment. Driver - Non-SOE Desktop, User Base - Regional/Business Non-SOE Users	$125.00	$125.00	$ 1,500.00	$ 1,500.00	0.0%
40200200007	Standard Desktop Support	Per Desktop	This includes the system administrator and help desk costs which provide the basic support for the standard SOE desktop environment.Driver - SOE Desktop, User Base - Regional/Business SOE Users	$79.00	Discontinued	$ 948.00	Discontinued	N/A
40200200009	Standard Laptop Support	Per Desktop	This includes the system administrator and help desk costs which provide the basic support for the standard SOE Laptop environment.	$125.00	Discontinued	$ 1,500.00	Discontinued	N/A
40200200013	Premium Desktop HW	Per Desktop	Multi Processor PC including depreciation and maintenance and a 19 inch Flat Panel Monitor	$145.00	$145.00	$ 1,740.00	$ 1,740.00	0.0%
40200200015	Standard SOE Desktop HW	Per Desktop	Includes depreciation, maintenance and a 19 inch flat panel monitor.	$35.00	$35.00	$ 420.00	$ 420.00	0.0%
40200200018	SOE Desktop Unix Hardware	Unix Workstation	Covers depreciation, maintenance and enterprise license agreement for all UNIX Desktops	$170.00	$170.00	$ 2,040.00	$ 2,040.00	0.0%
40200200029	Desktop Premium/Dedicated Support	Actual Cost	Charges used to recover costs associated to additional services provided by the SAs beyond the standard SOE Support. Charges are based on agreements with the businesses.	$0.00	$0.00	$ -	$ -	0.0%
40200200040	ThinClient HW	per Device	Thin Client PC Charges. Includes all HW and Support associated with the Thin-Client devices.	$17.00	$12.00	$ 204.00	$ 144.00	29.4%
40200200041	Desktop SOE Indirect Support	Per Desktop	This includes the system administrator and help desk costs which provide the basic support for the standard SOE desktop environment. Driver - SOE Desktop, User Base - Regional/Business SOE Users	$22.25	$14.00	$ 267.00	$ 168.00	37.1%
40200200042	Laptop SOE Indirect Support	Per Desktop	This includes the system administrator and help desk costs which provide the basic support for the standard SOE Laptop environment.	$22.44	$14.00	$ 269.28	$ 168.00	37.6%
40200200043	Dedicated Desktop Support	Actual Cost	Business specific Desktop Support	$0.00	$0.00	$ -	$ -	0.0%
40200200051	Desktop NAS	Per GB	Network Attached Storage associated with Desktop Storage requirements. Formerly rolled into File/Print.	$0.90	$0.75	$ 10.80	$ 9.00	16.7%
40200200052	DT NAS Replication - Network Charge	Per GB	Includes the costs for File and Print servers and network printers. Formerly rolled into File/Print.	$0.25	$0.25	$ 3.00	$ 3.00	0.0%
40200200053	Thin Client Support	Per Device	Support associated with Thin Client PC`s	$57.65	$24.00	$ 691.80	$ 288.00	58.4%
40200200054	Thin Client Software	Per Device	To recover Citrix license costs needed to run Thin Client devices	$8.00	$4.00	$ 96.00	$ 48.00	50.0%
40200200060	VMWare Desktop - TPA Standard	per VM	A virtual instance of a desktop provided only to approved Right Placement external vendor employees. The desktop infrastructure is aligned closely with business applications within strategic data centers. Individual profiles are built, deployed and sup	$115.00	Discontinued	$ 1,380.00	Discontinued	N/A
40200200061	VMware Desktop - TPA Mid-Tier	per VM	A virtual instance of a desktop provided only to approved Right Placement external vendor employees. The desktop infrastructure is aligned closely with business applications within strategic data centers. Individual profiles are built, deployed and sup	$135.00	Discontinued	$ 1,620.00	Discontinued	N/A
40200200062	VMWare Desktop - TPA High End	per VM	A virtual instance of a desktop provided only to approved Right Placement external vendor employees. The desktop infrastructure is aligned closely with business applications within strategic data centers. Individual profiles are built, deployed and sup	$165.00	Discontinued	$ 1,980.00	Discontinued	N/A
40200200063	Desktop VMWare - High End	per Device	A virtual instance of a desktop for internal employees. The desktop infrastructure is aligned closely with business applications within strategic data centers. Individual profiles are built, deployed and supported by local business aligned SA`s. 1 CPU, 1	$105.00	$63.74	$ 1,260.00	$ 764.88	39.3%
40200200064	Desktop VMWare - MidTier	per Device	A virtual instance of a desktop for internal employees. The desktop infrastructure is aligned closely with business applications within strategic data centers. Individual profiles are built, deployed and supported by local business aligned SA`s. 1 CPU, 1	$85.00	Discontinued	$ 1,020.00	Discontinued	N/A
40200200065	Desktop VMWare - Standard	per Device	A virtual instance of a desktop for internal employees. The desktop infrastructure is aligned closely with business applications within strategic data centers. Individual profiles are built, deployed and supported by local business aligned SA`s. 1 CPU, 1	$65.00	$31.87	$ 780.00	$ 382.44	51.0%
40200200066	DSI Desktop Support	per Device	Support associated with a DSI Desktop hardware device	$79.00	Discontinued	$ 948.00	Discontinued	N/A
40200200067	Standard DSI Desktop Hardware	per Device	The Citi Desktop (Thick Client) which uses the latest hardware models and applications, including Microsoft Vista and Office 2007. It contains a new desktop management platform which drives up efficiency, ultimately increasing productivity.	$32.00	$22.00	$ 384.00	$ 264.00	31.3%
40200200068	DSI Laptop Support	per Device	Support associated with a DSI Laptop hardware device	$125.00	Discontinued	$ 1,500.00	Discontinued	N/A
40200200071	Standard Laptop Hardware	per Device	Charge for Standard Laptop hardware conifguration	$60.00	$60.00	$ 720.00	$ 720.00	0.0%
40200200072	Thin Client Infrastructure	per Device	This includes Citrix Servers, Network Printers and all Thin Client back-end Infrastructure	$40.00	$22.00	$ 480.00	$ 264.00	45.0%
40200200073	CMBIS Desktop Support	Per Desktop	This includes the system administrator and help desk costs which provide the basic support for the standard SOE desktop environment. Driver - SOE Desktop, User Base - Regional/Business SOE Users	$73.79	Discontinued	$ 885.51	Discontinued	N/A
40200200074	CMBIS Laptop Support	Per Desktop	This includes the system administrator and help desk costs which provide the basic support for the standard SOE Laptop environment.	$108.59	Discontinued	$ 1,303.02	Discontinued	N/A
40200200075	Desktop Prem./Ded. Ind Support - N/C	Actual	Dedicated NAIT Chargeback - desktop prem/indirect support - N/C	$0.00	$0.00	$ -	$ -	0.0%
40200200076	Right Placement Cost	per VM	Incorporates B2B links, cost of running the Right Placement Program (global/regional PMs), and PSFRI Firewall Support.	$20.52	$20.52	$ 246.24	$ 246.24	0.0%
40200200077	TPA - VDI Support	per VM	TPA Helpdesk and SBC for VDI.	$10.83	$10.83	$ 129.96	$ 129.96	0.0%
40200200078	Virtual Desktop Svc Mgmt-Standard	per VM	Monitoring tools used for inventory, billing, and user experience monitoring. Brokering capabilities for the ICA protocol to the VMware hosted DSI workstation environment.	$4.87	$4.87	$ 58.44	$ 58.44	0.0%
40200200079	Virtual Desktop Svc Mgm -High End	per VM	Monitoring tools used for inventory, billing, and user experience monitoring. Brokering capabilities for the ICA protocol to the VMware hosted DSI workstation environment.	$6.58	$6.58	$ 78.96	$ 78.96	0.0%
40200200080	Desktop Premium/Dedicated Support NC	Actual Cost	Charges used to recover costs associated to additional services provided by the SAs beyond the standard SOE Support. Charges are based on agreements with the businesses.	$0.00	$0.00	$ -	$ -	0.0%
40200200081	Standard Desktop Support - Gold	Per Desktop	Desktop Support associated with users with non-standard configurations with complex business applications, as well as support for all Trading Floors, Executives & Investment Bankers.	$0.00	$130.00	$ -	$ 1,560.00	N/A
40200200082	Standard Desktop Support - Silver	Per Desktop	Desktop Support associated with standard users with minimal amount of unique requirements that have standard business applications.	$0.00	$65.00	$ -	$ 780.00	N/A
40200200083	Standard Desktop Support - Bronze	Per Desktop	Desktop Support associated with users in Large environment with Common build across all machines throughout site, that have very little unique requirements as well as all Call Center users.	$0.00	$50.00	$ -	$ 600.00	N/A
40200200084	Standard Laptop Support - Gold	Per Desktop	Laptop Support associated with users with non-standard configurations with complex business applications, as well as support for all Trading Floors, Executives & Investment Bankers.	$0.00	$160.00	$ -	$ 1,920.00	N/A
40200200085	Standard Laptop Support - Silver	Per Desktop	Laptop Support associated with standard users with minimal amount of unique requirements that have standard business applications.	$0.00	$85.00	$ -	$ 1,020.00	N/A
40200200086	Standard Laptop Support - Bronze	Per Desktop	Laptop Support associated with users in Large environment with Common build across all machines throughout site, that have very little unique requirements as well as all Call Center users.	$0.00	$65.00	$ -	$ 780.00	N/A
40200200087	Desktop Infrastructure - DSI	Per Desktop	This includes File & Print Servers, network Printers and all Desktop back-end Infrastructure for DSI machines	$0.00	$25.00	$ -	$ 300.00	N/A
40200200088	DSI Desktop Support - Gold	Per Desktop	DSI Desktop Support associated with users with non-standard configurations with complex business applications, as well as support for all Trading Floors, Executives & Investment Bankers.	$0.00	$120.00	$ -	$ 1,440.00	N/A
40200200089	DSI Desktop Support - Silver	Per Desktop	DSI Desktop Support associated with standard users with minimal amount of unique requirements that have standard business applications on DSI plaftorm.	$0.00	$47.90	$ -	$ 574.80	N/A
40200200090	DSI Desktop Support - Bronze	Per Desktop	DSI Desktop Support associated with users in Large environment with Common build across all machines throughout site, that have very little unique requirements as well as all Call Center users.	$0.00	$26.65	$ -	$ 319.80	N/A
40200200091	DSI Laptop Support - Gold	Per Desktop	DSI Laptop Support associated with users with non-standard configurations with complex business applications, as well as support for all Trading Floors, Executives & Investment Bankers.	$0.00	$155.00	$ -	$ 1,860.00	N/A
40200200092	DSI Laptop Support - Silver	Per Desktop	DSI Laptop Support associated with standard users with minimal amount of unique requirements that have standard business applications on DSI plaftorm.	$0.00	$72.00	$ -	$ 864.00	N/A
40200200093	DSI Laptop Support - Bronze	Per Desktop	DSI Laptop Support associated with users in Large environment with Common build across all machines throughout site, that have very little unique requirements as well as all Call Center users.	$0.00	$41.00	$ -	$ 492.00	N/A
Internet Hosting (402003)
40200300001	Dedicated Support	Per Hour, and/or Actual Cost	Engineers provide operational, production support and MIS reporting for the Internet environment, which includes system troubles and upgrades	$150.00	$150.00	$ 1,800.00	$ 1,800.00	0.0%
40200300002	DMZ Support	Kilobytes	Common shared equipment and labor to support the shared platform for Internet Hosting	$0.00	$0.00	$ 0.0002410	$ 0.0000420	82.6%
40200300007	Webtrends	Per Report	Costs to recover Staff, Webtrends application and software expenses associated with providing daily user trend data for Citigroup websites.	$8.00	$8.00	$ 96.00	$ 96.00	0.0%
40200300008	DMZ - Per Application Fee	per Application	Charge associated with the underlying Infrastructure needed to run the DMZ environment.	$900.00	$900.00	$ 10,800.00	$ 10,800.00	0.0%
Messaging & Mobile (402005)
40200500014	Global Fax	Usage	Cost of usage per page. Global Desktop Fax is a service that enables the subscriber to send and email to a fax machine. By use of this service the subscriber can also be assigned a dedicated inbound fax number. Any faxes received on this fax number wi	$0.00	$0.00	$ -	$ -	0.0%
40800900004	Global Desktop Fax Pass-through	Usage	Pass-thru of the cost of usage per page charged by vendor for Global Desktop Fax product, which is a service that enables the subscriber to send and email to a fax machine. By use of this service the subscriber can also be assigned a dedicated inbound fa	$0.00	$0.00	$ -	$ -	0.0%
40200500017	Remote Access-Private Dial	Actual Cost	Costs are driven by the carriers that provide this service globally. Cost includes carrier charges, data circuits, equipment, outsource fees, and staffing	$0.00	$0.00	$ -	$ -	0.0%
40200500025	Blackberry Support	Per Unit	Support for 2003. Cost of maintaining infrastructure, operations support and account administration.	$12.00	$12.00	$ 144.00	$ 144.00	0.0%
40200500031	Remote Access Secure ID Surcharge	Per User	Includes cost of maintaining legacy mobile computing infrastructure, operations support, and account administration specific to SecureID users	$12.00	$12.00	$ 144.00	$ 144.00	0.0%
40200500045	Email Archiving - Non-Compliance	Actual Cost	Charges associated with document retention and retrieval capabilities and infrastructure, though not required for compliance purposes.	$0.00	$0.00	$ -	$ -	0.0%
40200500049	Doc Mgmt Read-only License	each	Named user Documentum Content Server and Read-only client license for accessing any Documentum based applications. This license allows connection to multiple docbases and applications. Includes software maintenance and infrastructure support and deprec	$23.25	$23.25	$ 279.00	$ 279.00	0.0%
40200500050	Doc Mgmt Standard License	each	Named user Documentum Content Server and full client license (Desktop, Webtop) for accessing any Documentum based applications. This license allows connection to multiple docbases and applications. This license includes Microsoft Office integrations.	$37.20	$37.20	$ 446.40	$ 446.40	0.0%
40200500051	Doc Mgmt Workflow License	each	Named user license which allows a person to create and maintain workflows. Includes a Standard License.	$60.00	$60.00	$ 720.00	$ 720.00	0.0%
40200500052	Doc Mgmt App Developer License	each	Named user license which allows a person to create and maintain Documentum applications. Includes a Standard License and Workflow License..	$83.70	$83.70	$ 1,004.40	$ 1,004.40	0.0%
40200500053	Doc Mgmt Full Application Account	each	Named user (functional id) Documentum Content Server and full client license (DFC) for accessing any Documentum based applications. This license allows connection to multiple docbases and applications. Includes software maintenance and infrastructure s	$3,720.00	$3,720.00	$ 44,640.00	$ 44,640.00	0.0%
40200500056	Doc Mgmt Scan Workstation	each	Full scanning workstation license which allows people to scan paper files (or import electronic files) into an ECM repository. This license includes scanning, indexing, QC, OCR and Barcode on the North American Scan Infrastructure (NASI). This is a per	$102.30	$102.30	$ 1,227.60	$ 1,227.60	0.0%
40200500057	Doc Mgmt Index Workstation	each	Full indexing workstation license which allows people to index documents scanned or imported into the scan subsystem (NASI). This is a floating license which allows multiple people to use this license, but only one user at a time.	$74.40	$74.40	$ 892.80	$ 892.80	0.0%
40200500058	Doc Mgmt SDMS Report Viewer	each	Web-based application which allow the on-line viewing/searching/printing of mainframe or distributed system reports	$18.60	$18.60	$ 223.20	$ 223.20	0.0%
40200500070	Extended Archiving Solution (EAS)	Per Unit	EAS is a technology which allows North America users to archive emails for long term storage, in a cost effective manner. Users are charged six dollars a month which covers staff support, licensing and hardware costs.	$10.75	$10.75	$ 129.00	$ 129.00	0.0%
40200500072	Orchestria	# of Users	Orchestria APM is used by Compliance to apply email blocking and email capture policies to North America desktop users running the Orchestria APM service. Users are charged ten dollars a month to cover staff support, licensing and hardware costs.	$9.30	$9.30	$ 111.60	$ 111.60	0.0%
40200500073	Archer	Actual Cost	The Archer Risk Management System is an online platform used to centralize the coordination, collection, and distribution of risk-related information, as well as automate key processes and programs. The Archer system is accessible by all Citigroup employ	$15.00	$15.00	$ 180.00	$ 180.00	0.0%
40200500074	Avistar	Actual Cost	Avistar	$155,000.00	Discontinued	############	Discontinued	N/A
40200500076	EAS EMEA	Actual Cost	EAS is a technology which allows EMEA users to archive emails for long term storage, in a cost effective manner. Users are charged six dollars a month which covers staff support, licensing anmd hardware costs.	$0.00	$0.00	$ -	$ -	0.0%
40200500077	Supervisory	Per Account	Supervisory is used by Compliance as an email monitoring tool for purposes of meeting SEC compliance requirements. Users are charged $2.50 a month which covers staff support and hardware costs.	$2.10	$2.10	$ 25.20	$ 25.20	0.0%
40200500078	Orchesria Supervisory	Actual Cost	Used by Compliance to enforce email boundary and supervision SEC requirements for North America users. CIB incures a chargeback for staff support, licensing and hardware costs.	$0.00	$0.00	$ -	$ -	0.0%
40200500079	Orchestria - EMEA	Per Account	Orchestria APM is used by Compliance to apply email blocking and email capture policies to EMEA desktop users running the Orchestria APM service. Users are charged ten dollars a month to cover staff support, licensing and hardware costs.	$13.95	$13.95	$ 167.40	$ 167.40	0.0%
40200500080	Orchestria - Infrastructure - N/C	Per Account	Infrastructure component, shared by several regions, of Orchestria product.	$37.20	$37.20	$ 446.40	$ 446.40	0.0%
40200500081	Remote Access Office	per user	Costs of data circuits, hardware/software, and vendor support charged to each user	$14.00	$12.00	$ 168.00	$ 144.00	14.3%
40200500083	Documentum License Only-eRoom Client	each	Named user Documentum license which includes eRoom client and Collaboration Server licenses. This license is for applications not on Renaissance infrastructure. This is a yearly charge and includes first year annual maintenance.	$40.04	$40.04	$ 480.48	$ 480.48	0.0%
40200500093	e-mail - North America Mailbox	Per Mailbox	Charge per basic Exchange mailbox in the US - includes 50MB of storage	$9.30	$9.30	$ 111.60	$ 111.60	0.0%
40200500094	e-mail - EMEA Mailbox	Per Mailbox	Charge per basic Exchange mailbox in EMEA - includes 50MB of storage	$9.30	$9.30	$ 111.60	$ 111.60	0.0%
40200500095	e-mail - Latam Mailbox Support	Per Mailbox	Support Charge per basic Exchange mailbox supported by TI Global Messaging for Latin America accounts	$3.72	$3.72	$ 44.64	$ 44.64	0.0%
40200500096	e-mail Latam Mailbox Infra	Per Mailbox	Infrastructure Charge per basic Exchange mailbox provided by TI Global Messaging to Latin America accounts	$5.12	$5.12	$ 61.44	$ 61.44	0.0%
40200500097	e-mail -North America Addtnl Storage	Per 50MB of additional Storage	Charge per incremental 50MB of E-mail storage over the initial 50MB provided	$8.84	$8.84	$ 106.08	$ 106.08	0.0%
40200500098	e-mail - EMEA Addtnl Storage	Per 50MB of additional Storage	Charge per incremental 50MB of E-mail storage over the initial 50MB provided	$8.84	$8.84	$ 106.08	$ 106.08	0.0%
40200500099	e-mail - Latam Addtnl Storage	Per 50MB of additional Storage	Charge per incremental 50MB of E-mail storage over the initial 50MB provided	$8.84	$8.84	$ 106.08	$ 106.08	0.0%
40200500101	email-Business to Business Messaging	Per MB	Provides business groups functionality for delivery of large scale e-mail communications. Charges is by MB sent	$0.04	$0.04	$ 0.48	$ 0.48	0.0%
40200500104	Doc Mgmt Standard License 20	each	Named user in Documentum Content Server and full client license (Desktop, Webtop) for accessing any Documentum based applications. This license allows connection to multiple repositories and applications. This license includes Microsoft Office integrat	$18.60	$18.60	$ 223.20	$ 223.20	0.0%
40200500106	Public IM	# of account	Charges associated with provisioning and administration of the public IM services (Yahoo / AOL) to an exception approved customer base.	$32.55	$16.50	$ 390.60	$ 198.00	49.3%
40200500107	Office Communicator	# of account	Charges associated with provisioning and administration of the internal IM system	$3.72	$3.72	$ 44.64	$ 44.64	0.0%
40200500108	Reuters IM	# of account	Charges associated with provisioning and administration of the Reuters IM services to an exception approved customer base.	$25.00	$25.00	$ 300.00	$ 300.00	0.0%
40200500109	Sharepoint User Charge	# of account	Charges associated with having a SharePoint user account, irrespecitve of whether the users is on the shared utility or dedicated business environment	$5.00	$5.00	$ 60.00	$ 60.00	0.0%
40200500110	Sharepoint Additional Storage	# if 100MB segments	Charges associated with using storage, backup and COB on the SharePoint Shared Utility environment	$2.50	$2.50	$ 30.00	$ 30.00	0.0%
40200500111	EAS Storage Charge	# of GB	Extended e-mail box storage	$1.80	$1.80	$ 21.60	$ 21.60	0.0%
40200500122	MTLS Encryption	Actual Cost	Transport Layer Security (TLS) is a way to provide secure email communication. TLS protects data in transmission between two company gateways and provides point-to-point encryption between mail gateways via a secure (encrypted) tunnel.	$0.00	$0.00	$ -	$ -	0.0%
Network (402006)
40200600009	Hoot & Holler	Hoot Drop	Cost of each Hoot and Holler, including depreciation and maintenance. Hoot and Holler are special 24-hours a day phone circuits which stay open / live 24/7. Anyone picking up a phone on the hoot circuit can listen and talk to whoevers on the line.	$312.00	$312.00	$ 3,744.00	$ 3,744.00	0.0%
40200600011	Other Network	Connection	Cost of mainframe equipment connection	$0.00	$0.00	$ -	$ -	0.0%
40200600027	Regional Network - Branch	per device network connection	Costs include transport (intra-regional network connectivity between all locations) LAN and WAN network infrastructure, equipment , maintenance, support, network monitoring, software maintenance, engineering fees, and network security. Everything associ	$11.00	$11.00	$ 132.00	$ 132.00	0.0%
40200600028	Regional Network - Campus Shared	per device network connection	Costs include transport (intra-regional network connectivity between all locations) LAN and WAN network infrastructure, equipment , maintenance, support, network monitoring, software maintenance, engineering fees, and network security. Everything associ	$38.00	$32.00	$ 456.00	$ 384.00	15.8%
40200600029	Regional Network - Server	per device network connection	Costs include transport (intra-regional network connectivity between all locations) LAN and WAN network infrastructure, equipment , maintenance, support, network monitoring, software maintenance, engineering fees, and network security. Everything associ	$90.00	$76.00	$ 1,080.00	$ 912.00	15.6%
40200600030	Reg`l Network-Gig Server-Desktop	per device network connection	Costs include transport (intra-regional network connectivity between all locations) LAN and WAN network infrastructure, equipment , maintenance, support, network monitoring, software maintenance, engineering fees, and network security. Everything associ	$90.00	$76.00	$ 1,080.00	$ 912.00	15.6%
40200600031	Network Dedicated - Regional N.A.	Actual Cost	Costs include applicable transport (circuits), routers/CSU/Probes - equipment, equipment maintenance, network monitoring software, software maintenance, engineering fees, network monitoring/ maintenance fees, carrier usage, and network security related	$0.00	$0.00	$ -	$ -	0.0%
40200600033	Network Dedicated - Branch	Actual Cost	Costs include applicable transport (circuits), routers/CSU/Probes - equipment, equipment maintenance, network monitoring software, software maintenance, engineering fees, network monitoring/ maintenance fees, carrier usage, and network security related	$0.00	$0.00	$ -	$ -	0.0%
40200600041	Regional Network - Branch (Srvr)	per device network connection	Costs include transport (intra-regional network connectivity between all locations) LAN and WAN network infrastructure, equipment , maintenance, support, network monitoring, software maintenance, engineering fees, and network security. Everything associ	$11.00	$11.00	$ 132.00	$ 132.00	0.0%
40200600042	Regional Network - Campus Shared (Sr	per device network connection	Costs include transport (intra-regional network connectivity between all locations) LAN and WAN network infrastructure, equipment , maintenance, support, network monitoring, software maintenance, engineering fees, and network security. Everything associ	$38.00	$32.00	$ 456.00	$ 384.00	15.8%
40200600043	Regional Network - Server (Srvr)	per device network connection	Costs include transport (intra-regional network connectivity between all locations) LAN and WAN network infrastructure, equipment , maintenance, support, network monitoring, software maintenance, engineering fees, and network security. Everything associ	$90.00	$76.00	$ 1,080.00	$ 912.00	15.6%
40200600044	Regional Network - Gigabit Server (S	per device network connection	Costs include transport (intra-regional network connectivity between all locations) LAN and WAN network infrastructure, equipment , maintenance, support, network monitoring, software maintenance, engineering fees, and network security. Everything associ	$90.00	$76.00	$ 1,080.00	$ 912.00	15.6%
40200600053	B2B Remote Devices	Network Devices	Per device charge for network devices remotely deployed by TI in support of a Business to Business connection	$417.65	$417.65	$ 5,011.80	$ 5,011.80	0.0%
40200600054	B2B Connections	Network Connections	Per connection charge for standard Business to Business connections	$820.33	$820.33	$ 9,843.96	$ 9,843.96	0.0%
40200600056	Cyberguard Connections	Network Connections	Per connection charge for all Cyberguard Firewall connections	$1,010.65	$1,010.65	$ 12,127.80	$ 12,127.80	0.0%
40200600061	Network Dedicated - Campus	Actual Cost	Charge associated with Network Infrastructure costs for Campus sites. Includes Circuit, HW, GNCC & On-Site Support expenses.	$0.00	$0.00	$ -	$ -	0.0%
40200600065	B2B Private Line Circuits	Actual Cost	3rd party circuits that are direct private line, point-to-point circuits from a Citigroup Data Center to an external vendor or business partner	$0.00	$0.00	$ -	$ -	0.0%
40200600067	Network Dedicated Support	Actual Cost	Dedicated Network Support	$0.00	$0.00		$ -
40200600062	HW Replication - Network Charge	Per GB	Costs associated with Dedicated SRDF/A links that are reserved for Storage Replication.	$0.85	$0.85		$ 10.20
40200600064	SW Replication - Network Charge	Per GB	Costs of replication using the IP WAN Tier 2	$0.25	$0.23		$ 2.70
Other (402008)
40200800005	Business Pass through	Actual cost	To pass Legacy Associates invoices, contract payments. This will be used for any legacy business charges. This must hit above the line	$0.00	$0.00	$ -	$ -	0.0%
40200800007	Des Gold Card Issuance	Per Card	DesGold Card is a dynamic password generating token issued to users to authenticate themselves for Citigroup`s World Wide Dial Services (WWDS) or to business applications. This is an ongoing monthly charge per card (token)	$16.74	$16.74	$ 200.88	$ 200.88	0.0%
40200800008	Des Gold Card Support	Per Card per Server	DesGold Card is a dynamic password generating token issued to users to authenticate themselves for Citigroup`s World Wide Dial Services (WWDS) or to business applications. This is an ongoing monthly charge per card (token)	$0.78	$0.78	$ 9.36	$ 9.36	0.0%
40200800015	Hardware Encryption Support	Per Device	Hardware encryption devices (a.k.a. IRE devices) are used by Citigroup corporate customers to do financial transactions with a variety of applications within Citigroup. This is the ongoing monthly cost of operating the internal Citigroup infrastructure	$14.00	$14.00	$ 168.00	$ 168.00	0.0%
40200800016	Lotus Notes	Actual Cost	All vendor payments (IBM) for generic and direct customer database, application hosting, support and licenses. This product allows the pass-through of Direct Access Charges and PBG International Electronic Messaging Systems (IEMS) used by PBGs support ce	$0.00	$0.00	$ -	$ -	0.0%
40200800036	Multimedia Technology for E-Commerce	Actual Cost	TIE MMT Engineering provides 1.) global physical video distribution infrastructure support for the CitiMedia e-commerce utility, this includes engineering physical components like video head ends, live event infrastructure head ends, IP multicast tunnel	$0.00	$0.00	$ -	$ -	0.0%
40200800039	Video - Live Event Broadcast Charge	Per Event	This represents the cost of TI¿s investment in Live Event Access Point (LEAP) infrastructure at key auditoriums & meeting rooms in North American and other regions allocating these cost to the businesses that are using the infrastructure.	$2,500.00	$2,500.00	$ 30,000.00	$ 30,000.00	0.0%
40200800040	Video - Publishing System Charge	Per month	This represents the cost of TI¿s investment in Application Control Software & infrastructure to ensure security and regulatory compliance with Live Video and Video On Demand Based assets.	$25,575.00	$25,575.00	$ 306,900.00	$ 306,900.00	0.0%
40200800041	Video Enabled Location Charge	Per location	This represents the costs of TI¿s investment in the Physical Distribution components required for controlled and compliant distribution of Live and on demand video assets. This includes assets like satellite equipment, Content Distribution Network Equip	$387.50	$387.50	$ 4,650.00	$ 4,650.00	0.0%
40200800042	Global Functions Overhead	Actual Cost	Represents CTI`s overhead for Global Management. Functions include information security, customer interaction & product management, COB, program office, business office, security engineering, global video, PKI antivirus, GNCC, UBB, and virtual tech	$0.00	$0.00	$ -	$ -	0.0%
40200800043	Des Gold Card Support- MIS	Per Card per Server	DesGold Card is a dynamic password generating token issued to users to authenticate themselves for Citigroup`s World Wide Dial Services (WWDS) or to business applications. This is an ongoing monthly charge per card (token)	$0.84	$0.78	$ 10.08	$ 9.36	7.1%
40200800044	Des Gold Card Issuance-MIS	Per Card	DesGold Card is a dynamic password generating token issued to users to authenticate themselves for Citigroup`s World Wide Dial Services (WWDS) or to business applications. This is an ongoing monthly charge per card (token)	$16.74	$16.74	$ 200.88	$ 200.88	0.0%
40200800054	Vulnerability Assessment	# of assessments	An assessment oriented to measure the security of the different applications running in the Data Center enviroment	$232.50	$232.50	$ 2,790.00	$ 2,790.00	0.0%
40200800061	Dedicated LEAP - Auditorium Product	Per Dedicated Infrastructure / per m	The Dedicated LEAP Auditorium product is a system comprehensive set of video & audio switching, encoding and monitoring hardware that enables businesses and Citigroup producers to originated high quality video broadcasts capable of being efficiently dist	$5,000.00	$5,000.00	$ 60,000.00	$ 60,000.00	0.0%
40200800062	Dedicated LEAP - Lite Product	Per Dedicated Infrastructure / per m	The Dedicated LEAP Lite Product is a basic video encoding equipment that enables businesses and Citigroup producers to originated high quality video broadcasts capable of being efficiently distributed throughout Citigroup to Employee desktops, Internal T	$2,325.00	$2,325.00	$ 27,900.00	$ 27,900.00	0.0%
40200800074	CTI Web Service	Hours	Includes all services provided by the GBO Automation team in support of the development and administration of CTI`s intranet websites.	$51.15	$51.15	$ 613.80	$ 613.80	0.0%
40200800075	JRun	Per CPU	Cost associated with Macromedia Jrun software license, annual maintenance and support.	$41.17	$41.17	$ 494.04	$ 494.04	0.0%
40200800076	JRun-CMB	Per CPU	Cost associated with Macromedia annual software maintenance and support. CMB has purchased their own licenses.	$25.59	$25.59	$ 307.08	$ 307.05	0.0%
40200800077	Vulnerability Assessment Charge	Actual Cost	An assessment oriented to measure the security of the different applications running in the Data Center enviroment	$0.00	$0.00	$ -	$ -	0.0%
40200800080	Dedicated NAIT Chargeback - CBNA	Actual Cost	Dedicated Chargeback to CBNA for the expense amount transferred to CTI as part of the NAIT Integration.	$0.00	$0.00	$ -	$ -	0.0%
40200800081	Dedicated NAIT Chargeback - CFNA	Actual Cost	Decdicated Chargeback to CFNA for the expense amount transferred to CTI as part of the NAIT Integration.	$0.00	$0.00	$ -	$ -	0.0%
40200800082	Dedicated NAIT Chargeback - REL	Actual Cost	Dedicated Chargeback to REL for the expense amount transferred to CTI as part of the NAIT Integration.	$0.00	$0.00	$ -	$ -	0.0%
40200800083	Dedicated NAIT Chargeback - Cards	Actual Cost	Dedicated Chargeback to Cards for the expense amount transferred to CTI as part of the NAIT Integration.	$0.00	$0.00	$ -	$ -	0.0%
40200800084	Dedicated NAIT Chargeback - Corp	Actual Cost	Dedicated Chargeback to NAIT Corp for the expense amount transferred to CTI as part of the NAIT Integration.	$0.00	$0.00	$ -	$ -	0.0%
40200800085	Dedicated NAIT Chargeback - CitiAuto	Actual Cost	Dedicated Chargeback to CitiAuto for the expense amount transferred to CTI as part of the NAIT Integration.	$0.00	$0.00	$ -	$ -	0.0%
40200800086	Dedicated NAIT Chargeback - SLC	Actual Cost	Dedicated Chargeback to SLC for the expense amount transferred to CTI as part of the NAIT Integration.	$0.00	$0.00	$ -	$ -	0.0%
40200800087	Dedicated NAIT Chargeback - GDS	Actual Cost	Dedicated Chargeback to GDS for the expense amount transferred to CTI as part of the NAIT Integration.	$0.00	$0.00	$ -	$ -	0.0%
40200800088	Dedicated Citi RL Chargeback	Actual Cost	Dedicated Chargeback to Citi RL for the expense amount transferred to CTI as part of the Integration.	$0.00	$0.00	$ -	$ -	0.0%
40200800089	VSR Emergency ID Request	# of requests	Charge for a request for a Privileged/Emergency ID submitted through Virtual Security Request (VSR).	$30.00	$25.00	$ 360.00	$ 300.00	16.7%
40200800090	VSR New/Modify Request	# of requests	Charge for a request for New access to a system or application, or a request to Modify entitlements on a system or application for an existing ID submitted through Virtual Security Request (VSR).	$15.00	$15.00	$ 180.00	$ 180.00	0.0%
40200800091	VSR Reset/Enable Request	# of requests	Charge for a request to reset a Password or Re-enable access to a system or application, submitted through Virtual Security Request (VSR).	$22.00	$15.00	$ 264.00	$ 180.00	31.8%
40200800092	Manual Reset/Enable Request	# of requests	Charge for a request to reset a Password or Re-enable access to a system or application, submitted to ISA outside of Virtual Security Request (VSR).	$40.00	$40.00	$ 480.00	$ 480.00	0.0%
40200800093	Manual New/Modify Request or Inquiry	# of requests	Charge for a request for New access to a system or application, or a request to Modify entitlements to a system or application for an existing access submitted to ISA outside of Virtual Security Request. Inquiries made to ISA through calls, faxes, e-mai	$30.00	$30.00	$ 360.00	$ 360.00	0.0%
40200800094	Logins Supported (by App ID)	# of IDs	Charge for the count of IDs supported/managed by ISA per application or system.	$0.50	$0.50	$ 6.00	$ 6.00	0.0%
40200800103	Dedicated Citi RL Chargeback- N/C	Actual	Dedicated Citi RL Chargeback- Non Cash	$0.00	$0.00	$ -	$ -	0.0%
40200800110	Dedicated NAIT Chargeback - SAS	Actual Cost	Dedicated Chargeback to NAIT for the expense amount transferred to CTI for the SAS transfer	$0.00	$0.00	$ -	$ -	0.0%
40200800111	Dedicated NAIT Chgbk - CBNA Branch	Actual Cost	Dedicated Chargeback to CBNA for the expense amount transferred to CTI as part of the NAIT Branch Integration.	$0.00	$0.00	$ -	$ -	0.0%
40200800112	Dedicated NAIT Chgbk- CFNA Branch	Actual Cost	Dedicated Chargeback to CFNA for the expense amount transferred to CTI as part of the NAIT Branch Integration.	$0.00	$0.00	$ -	$ -	0.0%
40200800115	ICG GIS Dedicated Services	Actual Cost	Charges associated with ICG GIS Support for Market Data Infrastructure, Global Banking (Server, Desktop & DBA Support), GTS Stabilization (Server & DBA Support), GCOT Toronto and Program Management Office (Asset Optimization group).	$0.00	$0.00	$ -	$ -	0.0%
40200800116	Verisign Certificate	per Certificate	VeriSign certificates are Premium SSL SGC (Server Guard Cryptography) Certificates (also referred to as Global Server IDs or GSIDs). VeriSign GSIDs are primarily used to secure Internet web sites. It allows for 128-bit encrypted sessions between a web ser	$140.00	$140.00	$ 1,680.00	$ 1,680.00	0.0%
40200800117	Logins Supported (by App ID) - Autom	# of IDs	Charge for the count of IDs supported/managed by ISA per application or system (Automated)	$0.10	$0.10	$ 1.20	$ 1.20	0.0%
40200800118	Dedicated BISYS Legacy Infra	Actual Cost	Actual costs associated with legacy BISYS Infrastructure, including Servers and Desktops.	$0.00	$0.00	$ -	$ -	0.0%
Projects (402009)
40200900001	Design/Integration/Eng.	Per Hour	Outside standard TI offering - Engineering as requested by customer	$150.00	$150.00	$ 1,800.00	$ 1,800.00	0.0%
40200900003	Project Implementation	Per Hour	Project Mgmt lifecycle implementation includes coordination and management of all technology projects	$125.00	$125.00	$ 1,500.00	$ 1,500.00	0.0%
40200900010	Global Program Management Tier I	Per Hour	Represents charges for premises which include third party lease obligations (e.g., base rent, escalations, etc.), costs associated with running both leased and owned premises (e.g., utilities, taxes, cleaning, repairs and maintenance, etc.) and deprecia	$120.00	$120.00	$ 1,440.00	$ 1,440.00	0.0%
40200900011	Global Program Management Tier II	Per Hour	Represents charges for premises which include third party lease obligations (e.g., base rent, escalations, etc.), costs associated with running both leased and owned premises (e.g., utilities, taxes, cleaning, repairs and maintenance, etc.) and deprecia	$60.00	$60.00	$ 720.00	$ 720.00	0.0%
40200900012	NA Reg Network Engin and Integ	Per Hour	Hourly charges for customer requested North America TI Network Applied Engineering and Integration services	$150.00	$150.00	$ 1,800.00	$ 1,800.00	0.0%
40200900014	Dedicated Project Support	Actual Cost	Business specific Project Support	$0.00	$0.00	$ -	$ -	0.0%
40200900017	Design/Integration/Eng-Glbl Ops	Per Hour	Outside standard TI offering - Engineering as requested by customer	$150.00	$150.00	$ 1,800.00	$ 1,800.00	0.0%
40200900019	Project Implementation-Glbl Ops	Per Hour	Project Mgmt lifecycle implementation includes coordination and management of all technology projects	$125.00	$125.00	$ 1,500.00	$ 1,500.00	0.0%
40200900021	Project Impl. - Indirect Support	Per Hour	Project Mgmt lifecycle implementation includes coordination and management of all technology projects	$25.00	$25.00	$ 300.00	$ 300.00	0.0%
40200900024	Voice Engineering	Per Hour	Hourly charges for customer requested North America TI Voice Engineering and Integration services	$150.00	$150.00	$ 1,800.00	$ 1,800.00	0.0%
40200900025	CMBIS Project Implementation	Per Hour	Project Mgmt lifecycle implementation includes coordination and management of all technology projects.	$96.09	$96.09	$ 1,153.12	$ 1,153.12	0.0%
40200900026	Project Billing- N/C	Actual	Dedicated NAIT project billing- N/C	$0.00	$0.00	$ -	$ -	0.0%
Technology Requests (MAC's) (402010)
40201000001	Desktop/LAN - Call Center	Per User	Labor costs, related support and management expenses related to Call Center sites. Includes coordination, tracking and physical labor to move desktops (that involves less than 10 seats). Greater then 10 seats is considered an NSR project as a guide.	$110.00	$110.00	$ 1,320.00	$ 1,320.00	0.0%
40201000002	Desktop/LAN - Metro	Per User	Labor costs, related support and management expenses related to Call Center sites. Includes coordination, tracking and physical labor to move desktops (that involves less than 10 seats). Greater then 10 seats is considered an NSR project as a guide.	$192.50	$192.50	$ 2,310.00	$ 2,310.00	0.0%
40201000003	IMAC- Voice Level 1	Time =Tier. Charge = user(s) x rate	Voice Level 1 Tiered pricing based on total time required to complete each Technology Request for business initiated requests and standard tasks associated with projects. Examples of Technology Requests are Moves, Adds, Changes (MACs) of people, equip	$33.00	$33.00	$ 395.94	$ 396.00	0.0%
40201000005	IMAC- Voice Level 2	Time =Tier. Charge = user(s) x rate	Voice Level 2 Tiered pricing based on total time required to complete each Technology Request for business initiated requests and standard tasks associated with projects. Examples of Technology Requests are Moves, Adds, Changes (MACs) of people, equipm	$60.50	$60.50	$ 726.00	$ 726.00	0.0%
40201000007	IMAC- Voice Level 3	Time =Tier. Charge = user(s) x rate	Voice Level 3 Tiered pricing based on total time required to complete each Technology Request for business initiated requests and standard tasks associated with projects. Examples of Technology Requests are Moves, Adds, Changes (MACs) of people, equipm	$401.50	$401.50	$ 4,818.00	$ 4,818.00	0.0%
40201000009	IMAC-Desktop Level 1	Time =Tier. Charge = user(s) x rate	Desktop Level 1 Tiered pricing based on total time required to complete each Technology Request for business initiated requests and standard tasks associated with projects < 1Hr. Examples of Technology Requests are Moves, Adds, Changes (MACs) of people,	$99.00	$99.00	$ 1,188.00	$ 1,188.00	0.0%
40201000011	IMAC-Desktop Level 2	Time =Tier. Charge = user(s) x rate	Desktop Level 2 Tiered pricing based on total time required to complete each Technology Request for business initiated requests and standard tasks associated with projects 1-3 Hr. Examples of Technology Requests are Moves, Adds, Changes (MACs) of people,	$137.50	$137.50	$ 1,650.00	$ 1,650.00	0.0%
40201000013	IMAC-Desktop Level 3	Time =Tier. Charge = user(s) x rate	Desktop Level 3 Tiered pricing based on total time required to complete each Technology Request for business initiated requests and standard tasks associated with projects = > 3 Hr. Examples of Technology Requests are Moves, Adds, Changes (MACs) of peopl	$357.46	$357.50	$ 4,289.52	$ 4,290.00	0.0%
40201000015	IMAC-Network Level 1	Time =Tier. Charge = user(s) x rate	Data Network Level 1 Tiered pricing based on total time required to complete each Technology Request for business initiated requests and standard tasks associated with projects. Examples of Technology Requests are Moves, Adds, Changes (MACs) of people,	$495.00	$495.00	$ 5,940.00	$ 5,940.00	0.0%
40201000017	IMAC-Network Level 2	Time =Tier. Charge = user(s) x rate	Data Network Level 2 Tiered pricing based on total time required to complete each Technology Request for business initiated requests and standard tasks associated with projects. Examples of Technology Requests are Moves, Adds, Changes (MACs) of people,	$1,408.00	$1,408.00	$ 16,896.00	$ 16,896.00	0.0%
40201000019	Voice	Per User	Labor costs, related support and management expenses. Includes coordination, tracking and physical labor for voice equipment (that involves less than 10 seats).	$33.00	$33.00	$ 396.00	$ 396.00	0.0%
40201000028	Vendor MAC Charge	Time =Tier. Charge = user(s) x rate	Passthru of charges for MAC services requested by customer and performed by a 3rd Party vendor (Avaya, Compulink, etc.	$0.00	$0.00	$ -	$ -	0.0%
40201000029	IMAC Network Tier 3	Time=Tier. Charge =user(s) x rate	Tiered Pricing for Data Network MAC`s. Requests for Network Connectivity only.	$110.00	$110.00	$ 1,320.00	$ 1,320.00	0.0%
40201000040	IMAC-Desktop L1-Indirect Support	Time =Tier. Charge = user(s) x rate	Desktop Level 1 Tiered pricing based on total time required to complete each Technology Request for business initiated requests and standard tasks associated with projects < 1Hr. Examples of Technology Requests are Moves, Adds, Changes (MACs) of people,	$19.80	$19.80	$ 237.60	$ 237.60	0.0%
40201000041	IMAC-Desktop L2-Indirect Support	Time =Tier. Charge = user(s) x rate	Desktop Level 2 Tiered pricing based on total time required to complete each Technology Request for business initiated requests and standard tasks associated with projects 1-3 Hr. Examples of Technology Requests are Moves, Adds, Changes (MACs) of people,	$41.25	$41.25	$ 495.00	$ 495.00	0.0%
40201000042	IMAC-Desktop L3-Indirect Support	Time =Tier. Charge = user(s) x rate	Desktop Level 3 Tiered pricing based on total time required to complete each Technology Request for business initiated requests and standard tasks associated with projects = > 3 Hr. Examples of Technology Requests are Moves, Adds, Changes (MACs) of peopl	$107.25	$107.26	$ 1,287.00	$ 1,287.11	0.0%
40201000046	CMBIS Tech Requests - Level 1	User(s) Time x Tier Rate	Desktop Level 1 Tiered pricing based on total time required to complete each Technology Request for business initiated requests and standard tasks associated with projects < 1Hr. Examples of Technology Requests are Moves, Adds, Changes (MACs) of people,	$85.95	$85.95	$ 1,031.40	$ 1,031.40	0.0%
40201000047	CMBIS Tech Requests - Level 2	User(s) Time x Tier Rate	Desktop Level 2 Tiered pricing based on total time required to complete each Technology Request for business initiated requests and standard tasks associated with projects 1-3 Hr. Examples of Technology Requests are Moves, Adds, Changes (MACs) of people,	$104.47	$104.47	$ 1,253.58	$ 1,253.58	0.0%
Voice & Conferencing (402011)
40201100003	Carrier 800 Service	Actual Cost	Carrier 800: CIB pass thru variable fee charged to customer for toll free calling. Usage fee includes costs for vendor toll free phone usage.	$0.00	$0.00	$ -	$ -	0.0%
40201100005	Carrier Monthly	Actual Cost	CIB pass thru fixed fee charged to customer for carrier monthly services. Usage fee includes costs for service & maintenance.	$0.00	$0.00	$ -	$ -	0.0%
40201100016	Local Usage	Usage	This sub-product reflects the voice charges for local usage, collect/third party and directory assistance calls based on tariff rates and negotiated rates. Specific to each state.	$0.00	$0.00	$ -	$ -	0.0%
40201100018	Long Distance	Usage	This sub-product reflects the voice charges for long distance domestic, interstate and intrastate as well as long distance International calls (IDDD) based on negotiated rates.	$0.00	$0.00	$ -	$ -	0.0%
40201100022	Regional Video Infrastructure and Su	Actual cost	North America: maintenance = $200; stand alone system and circuit/maintenance = $1500; integrated system, circuit/maintenance = $2000. Other regions may charge for there support/infrastructure.	$0.00	$0.00	$ -	$ -	0.0%
40201100024	Site Access/Line Charge	Per Line	Is a site specific cost allocation of voice infrastructure expenses for CitiVoice sites. This cost will vary by site and from month to month, depending on each sites configuration of the PBX. Multi switch sites will be combined and the total costs will	$0.00	$0.00	$ -	$ -	0.0%
40201100028	Teleconferencing Audio Fees	Actual cost	Carrier fees for Names of the participants on the call. Question and Answer. Polling. Subconferencing.Participant screening. Conference monitoring.Conference recording.Instant Replay Plus: recorded conference calls can be made available to listeners, via	$0.00	$0.00	$ -	$ -	0.0%
40201100030	Teleconferencing Audio Taxes	Actual cost	Applicable taxes	$0.00	$0.00	$ -	$ -	0.0%
40201100032	Turrets	Turrets	Fixed fee allocated to customer based on number of Turrets at a site. Allocation includes TI depreciation and maintenance costs for Turret hardware.	$215.00	$215.00	$ 2,580.00	$ 2,580.00	0.0%
40201100033	Video Usage Per Connection Points	Actual cost	North America and Canada = $25 hour, North America and UK = $170 hour, North America and EMEA/CEMEA $200 hour, North America and Latam/Mexico = $270 hour and North America and Asia/Japan/Australia = $345 hour	$0.00	$0.00	$ -	$ -	0.0%
40201100035	Voice Mail	Per Voice Mail Box	monthly recurring charge for voice mailbox service.	$3.00	$3.00	$ 36.00	$ 36.00	0.0%
40201100036	Voice Pass-thru	Per Minute	Phone home provides international Citibank customers with toll free access to their bank accounts while traveling. Their home bank may be in any country and is considered the host, and the customer can call in from a growing list of countries known as g	$0.00	$0.00	$ -	$ -	0.0%
40201100042	Web Conferencing Usage Fees	Per minute	Variable fee charged to client for web conferencing usage. $0.17/minute/connection	$0.16	$0.16	$ 1.92	$ 1.92	0.0%
40201100049	Voice Vendor MAC	Actual Cost	Charges from outside vendor for Customer-requested physical MAC`s	$0.00	$0.00	$ -	$ -	0.0%
40201100060	Audio Conf. - Premier Attended	Actual Cost	Pass Through of vendor charges from Premier for attended conference calls	$0.00	$0.00	$ -	$ -	0.0%
40201100061	Audio Conf. - Intercall Attended	Actual Cost	Pass Through of vendor charges from Intercall for attended conference calls	$0.00	$0.00	$ -	$ -	0.0%
40201100062	Audio Conf. - Premier Unattended	Actual Cost	Pass Through of vendor charges from Premier for unattended conference calls	$0.00	$0.00	$ -	$ -	0.0%
40201100063	Audio Conf. - Intercall Unattended	Actual Cost	Pass Through of vendor charges from Intercall for unattended conference calls	$0.00	$0.00	$ -	$ -	0.0%
40201100064	Audio Conf. Support	Per Hour	TI support charge per hour for all attended calls	$0.04	$0.04	$ 0.42	$ 0.42	0.0%
40201100073	Audio Conference. - Intercall Fees	Actual	Carrier fees for Names of the participants on the call. Question and Answer. Polling. Subconferencing.Participant screening. Conference monitoring.Conference recording.Instant Replay Plus: recorded conference calls can be made available to listeners, via	$0.00	$0.00	$ -	$ -	0.0%
40201100074	Audio Conference - Premiere Fees	Actual	Carrier fees for Names of the participants on the call. Question and Answer. Polling. Subconferencing.Participant screening. Conference monitoring.Conference recording.Instant Replay Plus: recorded conference calls can be made available to listeners, via	$0.00	$0.00	$ -	$ -	0.0%
40201100075	Executive and Standalone Video	# of devices	Charges associated with having a Tandberg T1700 Executive Desktop Video unit	$350.00	$350.00	$ 4,200.00	$ 4,200.00	0.0%
40201100076	Desktop Video	# of devices	Charges associated with having a Desktop Video unit	$135.00	$70.00	$ 1,620.00	$ 840.00	48.1%
40201100077	Centralized Voice -Branch	# of devices	Charges associated with having an Avistar Trader Desktop Video unit	$300.00	$300.00	$ 3,600.00	$ 3,600.00	0.0%
40201100078	Telephone Equipment/Maintenance	# of Phones	Cost of branch phone system including local Avaya Gateway(s), IP Stations and Maintenance	$15.00	$15.00	$ 180.00	$ 180.00	0.0%
40201100080	Voice Dedicated Support	Actual Cost	Dedicated Voice Support	$0.00	$0.00	$ -	$ -	0.0%
40201100081	Voice Dedicated Support- N/C	Actual	Dedicated NAIT Chargeback - Voice dedicated support - N/C	$0.00	$0.00	$ -	$ -	0.0%
40201100082	Citi Domain Name Request	Actual Cost	Charge for user requested Domain Name requested through Citi Marketplace	$0.00	$0.00	$ -	$ -	0.0%
40201100083	Citi Domain Name Business Portfolio	Actual Cost	Charges for Domain Name portfolios managed on behalf of the Citi Businesses	$0.00	$0.00	$ -	$ -	0.0%
40201100084	Video Streaming Video On Demand	Actual Cost	Video on Demand is a service that provides the capability for Video producers to distribute videos to end users globally as and when the user makes a request via a URL, to view that video. This can include videos intended for external user consumption as	$0.00	$0.00	$ -	$ -	0.0%
40201100085	Phone Set - Analog	Per Device	This single-line telephone has a 16-character display and up to 6 fixed feature buttons including: Speaker, Hold, Redial, Transfer and Conference. Analog lines also provide connectivity for fax machines, Polycom Conference devices and Modems.	$10.00	$7.75	$ 120.00	$ 93.00	22.5%
40201100086	Phone Set Class 1 - Digital	Per Device	Standard telephones are multi-appearance digital telephones with up to 8 call appearance/feature buttons.	$15.00	$12.00	$ 180.00	$ 144.00	20.0%
40201100087	Phone Set Class 2 - Digital	Per Device	Standard telephones are multi-appearance digital telephones with up to 16 call appearance/feature buttons.	$20.00	$16.00	$ 240.00	$ 192.00	20.0%
40201100088	Phone Set Class 3 - Digital	Per Device	The Executive telephones are multi-appearance digital telephones with up to 24 call appearance/feature buttons.	$23.00	$20.00	$ 276.00	$ 240.00	13.0%
40201100089	Phone Set Class 4 - Call Master	Per Device	The ACD agent telephone is engineered to help contact center agents maximize their productivity and performance.	$25.00	$25.00	$ 300.00	$ 300.00	0.0%
40201100090	Phone Set - Console/Wireless	Per Device	Charge for a console bridge	$50.00	$50.00	$ 600.00	$ 600.00	0.0%
40201100091	VDN	Per Device	VDNs provide the ability to route calls thru the PBX systems. They are developed based on Business driven requirements.	$5.00	$4.00	$ 60.00	$ 48.00	20.0%
40201100092	Agent Login	Per Device	Login required for an Agent to receive or make calls based on skill assignment	$2.75	$2.75	$ 33.00	$ 33.00	0.0%
40201100093	IP Soft/EC500	Per Device	Application that allows for mobility in the workplace for making and receiving phone calls	$8.00	$8.00	$ 96.00	$ 96.00	0.0%
40201100094	Announcement	Per Device	Specific Business extension with a playback announcement	$9.00	$9.00	$ 108.00	$ 108.00	0.0%
40201100095	VPN Hardphone	Per Device	Allows end user to make and receive calls from home while logged into the Citi voice network	$23.86	$23.86	$ 286.32	$ 286.32	0.0%
40201100096	IP Agent	Per Device	Remote Agents with login capability	$22.46	$22.46	$ 269.52	$ 269.52	0.0%
40201100097	Nice Recorders - CTI Owned	Per Device	Charge for CTI owned NICE Recorders	$48.22	$48.22	$ 578.64	$ 578.64	0.0%
40201100098	IPC	Per Device	Charge for IPC devices	$18.00	$18.00	$ 216.00	$ 216.00	0.0%
40201100099	Warren COB	Per Device	Charge for devices at Warren COB facility	$13.55	$13.55	$ 162.60	$ 162.60	0.0%
40201100100	ACD Hub- ACD Agent	Per Device	Charge for the ADC Hub Agent	$11.50	$11.50	$ 138.00	$ 138.00	0.0%
40201100101	ACD Hub- ICM	Per Device	Allows for Intelligent Call Routing to PBXs	$7.00	$7.00	$ 84.00	$ 84.00	0.0%
40201100102	ACD Hub- Nice Recorder	Per Device	Charge for the ACD Hub NICE Recorder	$15.50	$15.50	$ 186.00	$ 186.00	0.0%
40201100103	ACD Hub- Support	Per Device	Charge for ACD Hub Support	$8.00	$8.00	$ 96.00	$ 96.00	0.0%
40201100104	Voice Support	Per Line	Support charge is allocated to cover Operations, voice SDTs, Help Desk, Customer Service, as well as vendor support. Vendor MAC fees passed thru to users.	$13.50	$13.50	$ 162.00	$ 162.00	0.0%
Video/Digital Media (402014)
40201400001	Video On Demand Studio Charge	per VOD Studio/per year	Charge associated with providing Live Event Access Point infrastucture required for the production of Live Events capable of being streamed throughout Citigroups IP network infrastucture to desktop world-wide.	$1,550.00	$1,550.00	$ 18,600.00	$ 18,600.00	0.0%
40201400002	Portal Integration Charge	per portal integration	Charge associated with integrating and/or supporting integrated portals to maintain active connections with the Video Publishing & Control system	$1,938.00	$1,938.00	$ 23,256.00	$ 23,256.00	0.0%
40201400003	Learning Management Support Charge	per LMS/per month	Charge assoaciated with integrating and/or supporting integrated LMS systems to maintain active connections with the Video Publsihing & Control system	$7,750.00	$7,750.00	$ 93,000.00	$ 93,000.00	0.0%
40201400004	Television Distibution charge	actual cost	Charge assoaciated with integrating and/or supporting integrated LMS systems to maintain active connections with the Video Publsihing & Control system	$1.00	$1.00	$ 12.00	$ 12.00	0.0%